Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

(PARTICIPATION CERTIFICATES AND SERVICING)

among

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent (“Administrative Agent”),

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman

Islands Branch (“CS Cayman”) and ALPINE SECURITIZATION LTD (“Alpine”), as Buyers and other Buyers from time to time party to this Agreement (“Buyers”)

and

QUICKEN LOANS INC., as seller (“Seller”)

Dated as of May 24, 2017

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

v

Section 11.15	Bankruptcy Non-Petition	73
Section 11.16	Limited Recourse	73
Section 11.17	Amendment and Restatement	74
Section 11.18	Conflicts	74
Section 11.19	General Interpretive Principles	74

Schedule 1-A — Representations and Warranties of the Assets

Schedule 1-B — Representations and Warranties of the Assets Consisting of Participation Certificates

Schedule 2 — Eligible Securitization Transactions, Servicing Contracts and Participation Agreements

Schedule 3 — Responsible Officers of Seller

Schedule 4 — Litigation Schedule

Exhibit A — Reserved

Exhibit B-1 — Form of Power of Attorney (Administrative Agent)

Exhibit B-2 — Form of Power of Attorney (SPS)

Exhibit C — Reserved

Exhibit D — Assumed/Trade Names

Exhibit E — Existing Indebtedness

Exhibit F — Reserved

Exhibit G — Form of Request for Approval of Eligible Securitization or Servicing Contract

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This Amended and Restated Master Repurchase Agreement (Participation Certificates and Servicing) (as the same may be amended, modified, restated or supplemented from time to time, this “Agreement”) is made as of May 24, 2017, by and among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”) as administrative agent on behalf of Buyers, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD (“Alpine” and a “Buyer”) and QUICKEN LOANS INC. (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, as a Buyer, and the Seller previously entered into a Master Repurchase Agreement, dated as of February 26, 2016 (as amended, restated, modified and/or supplemented from time to time, the “Existing Master Repurchase Agreement”), which restructured, amended and restated that certain Second Amended and Restated Loan and Security Agreement, dated as of March 31, 2015, as amended by Amendment No. 1, dated as of May 27, 2015, and Amendment No. 2, dated as of October 2, 2015;

WHEREAS, pursuant to that certain Assignment, Assumption and Appointment Agreement, dated as of June 16, 2016 among Administrative Agent and CS Cayman, as a Buyer, Administrative Agent sold and assigned its right, title and interest in the Transactions hereunder to CS Cayman and was designated by Buyers as their Administrative Agent;

WHEREAS, the Seller has made, and may in the future make, a portion of the Servicing Rights (as defined below) subject to this Agreement, subject to a Participation Agreement in order to create Portfolio Excess Spread evidenced by one or more Participation Certificates;

WHEREAS, from time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent one or more Participation Certificates, which will be registered in the name of the Administrative Agent on behalf of Buyers, against the transfer of funds by Administrative Agent on behalf of Buyers, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Participation Certificates at a date certain or on demand, against the transfer of funds by Seller which will be used by Seller to finance Eligible Assets (as defined below). Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder;

WHEREAS, Seller will pledge certain Servicing Rights in connection with the Transactions;

WHEREAS, in order to finance Servicing Rights and the related Portfolio Excess Spread (as defined below) owned by Seller from time to time, Seller has requested and Administrative Agent has made and will make available to Seller Transactions under this facility in an amount not to exceed the Maximum Purchase Price (the “Facility”); and

WHEREAS, the parties hereto have agreed that the Existing Master Repurchase Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Buyers and Seller hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                             Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and with respect to Agency Servicing Rights, those practices required by the Agencies.

“Acknowledgment Agreement” means (a) with respect to Agency Servicing Rights, that certain acknowledgment agreement in the form prescribed by Ginnie Mae previously executed by Seller, Administrative Agent and such Agency dated as of May 2, 2016, as may be amended, restated, supplemented or otherwise modified from time to time, and (b) with respect to a Participation Certificate related to Agency Servicing Rights, an acknowledgment in form and substance acceptable to Administrative Agent and Seller; provided that such form of acknowledgment with respect to the Participation Certificate(s) related to Ginnie Mae Servicing Rights shall be an acknowledgment agreement in the form prescribed by Ginnie Mae to be executed by Seller (in its capacities as Seller and as Initial Participant), Administrative Agent (in its capacities as Administrative Agent and as assignee of the Initial Participant) and Ginnie Mae.

“Act” has the meaning set forth in Section 11.11(b).

“Act of Insolvency” means, with respect to any Person, (a) the filing by such Person of a petition, commencing, or authorizing the commencement of any case or proceeding,

or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking by such Person of the appointment of a receiver, trustee, custodian or similar official for such party; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so (provided, however, if such appointment is the result of the commencement of involuntary proceedings or the filing of an involuntary petition against such Person and such appointment is dismissed within sixty (60) days after the initial date thereof, an Act of Insolvency shall not be deemed to have occurred); (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission in writing by an Executive Management officer of such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the Executive Management of such Person or to materially curtail its authority in the conduct of the business of such Person, and any such action described in this clause (f) is determined by the Administrative Agent in its sole good faith discretion to be materially adverse to Administrative Agent and Buyers taken as a whole, Seller, the Purchased Assets, the Repurchase Assets or Seller’s ability to perform under this Agreement.

“Additional Buyers” has the meaning set forth in Section 11.14.

“Additional Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Adjusted Tangible Net Worth” has the meaning set forth in the Pricing Side Letter.

“Administrative Agent” means CSFBMC or, subject to Article X hereof, any successor thereto that is an Affiliate of CSFBMC or is approved by Seller; provided, that, such approval shall not be unreasonably withheld.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agency” means Ginnie Mae.

“Agency Approvals” has the meaning set forth in Section 6.09.

“Agency MBS” means an MBS guaranteed by an Agency.

“Agency Receivable” means a Receivable reimbursable under an Agency MBS or an Agency purchase contract.

“Agency Servicing Contracts” means, collectively, those servicing agreements described on Schedule 2 attached hereto under the heading “Agency Servicing Contracts,” as amended from time to time, between Seller and an Agency, pursuant to which Seller acts as the servicer of Mortgage Loans that are subject to an Agency MBS or are owned by or administered by an Agency, and by which Seller’s servicing obligations are governed with respect to the related Eligible Securitization Transaction or with respect to the related Servicing Rights, which is subject to an Acknowledgment Agreement if required by the related Agency. For all purposes of this Agreement, the term “Agency Servicing Contracts” shall be deemed to include the Ginnie Mae Contract and shall also be deemed to include any and all instruments, agreements, invoices or other writings, which gives rise to or otherwise evidence any of the related Servicing Rights.

“Agency Servicing Rights” means Servicing Rights of Seller with respect to Mortgage Loans that are subject to an Agency MBS or are owned by or administered by an Agency.

“Agreement” means this Amended and Restated Master Repurchase Agreement (Participation Certificates and Servicing) among Administrative Agent, Buyers and Seller, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Appraised Value” means, as of any date in respect of any Mortgaged Property, the value of such Mortgaged Property as determined by a licensed or otherwise qualified, disinterested and independent appraiser who (a) with respect to Agency Receivables, was selected in accordance with the Agency guidelines and not identified to Seller as an unacceptable appraiser by an Agency or (b) with respect to all other Receivables, meets the standards of the Financial Institutions Reform Recovery and Enforcement Act or the most recently delivered BPO Value, to the extent one has been delivered.

“Asset” means (a) any Servicing Right and (b) without duplication, the related Participation Certificate, in each case, pledged to secure the Obligations hereunder as more particularly set forth on Schedule 2 and on a loan by loan or pool basis or otherwise on the related Asset Schedules.

“Asset Base” means the aggregate Asset Value of all Assets plus amounts on deposit in the Dedicated Account. The Assets to be included in the Asset Base on any Purchase Date (other than the initial Purchase Date) or other date of determination shall be (a) those Servicing Rights pledged, and, without duplication, the related Participation Certificate sold to Administrative Agent, for the benefit of Buyers, hereunder; (b) those Protective Advances disbursed and reflected on the most recent Asset Schedule and (c) the Delinquency Advances disbursed and reflected on the most recent Asset Schedule.

“Asset Schedule” means a list of all Assets pledged and/or delivered from time to time by Seller to Administrative Agent, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof.

“Asset Value” has the meaning set forth in the Pricing Side Letter.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“BPO” means a brokers price opinion, delivered by a certified independent broker, and in form and substance, in each case, satisfactory to Administrative Agent in its sole good faith discretion.

“BPO Value” means the property value of a Mortgaged Property determined pursuant to a BPO. All BPO Values shall be delivered to Administrative Agent in electronic form acceptable to Administrative Agent. With respect to each BPO Value, upon the request of Administrative Agent, Seller shall deliver to Administrative Agent the related BPO, in form acceptable to Administrative Agent in its sole good faith discretion. Notwithstanding anything else set forth herein, Seller shall deliver to Administrative Agent a BPO Value with respect to each Mortgaged Property on or before the date on which the related Mortgage Loan is 90 or more days delinquent and every six (6) months thereafter, unless otherwise agreed to by Administrative Agent.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City.

“Buyer” means CS Cayman, Alpine and, subject to Article X hereof, each assignee of a Buyer.

“Change in Control” means:

(a)                                 any transaction or event as a result of which Dan Gilbert ceases to directly or indirectly own beneficially or of record, at least 51% of the voting stock of Seller;

(b)                                 the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction), which sale, transfer, or other disposition occurs without Administrative Agent’s prior written consent; or

(c)                                  the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (which merger or consolidation occurs without Administrative Agent’s prior written consent; provided that such consent shall be deemed to have been given if Administrative Agent does not respond within 10 Business Days after Seller’s written notice to Administrative Agent of the consummation of any such events), if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller immediately prior to such merger, consolidation or other reorganization.

provided, however, notwithstanding anything herein to the contrary, it is understood and agreed that, so long as the reorganization does not create a Default or an Event of Default hereunder, the reorganization shall be deemed to be not a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Policy” means Seller’s policies regarding the Collections and remittance in accordance with the provisions of this Agreement and the Servicing Contracts and shall include, the charging and collection of fees for servicing functions, including, without limitation, the charging of late fees, assumption fees, modification fees and other clerical or administrative fees in the ordinary course of servicing.

“Collections” means, with respect to any Mortgage Loan as of any date: (a) the sum of all amounts, including fees, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by Seller in payment of, or applied to, any amount owed with respect to a Mortgage Loan on or before such date, including, without limitation, all amounts received on account of such Mortgage Loan, and (b) cash Proceeds with respect to such Mortgage Loan.

“Confidential Information” has the meaning set forth in Section 11.11(b).

“CP Conduit” means a commercial paper conduit, including but not limited to Alpine, that is an Affiliate of CSFBMC or whose obligations under the Program Agreements are otherwise also the obligations of CS Cayman.

“CSFBMC” means Credit Suisse First Boston Mortgage Capital LLC, or any successors or permitted assigns.

“Dedicated Account” means the demand deposit account “Quicken Loans Inc. FBO Credit Suisse First Boston Mortgage Capital LLC, as Secured Party — Servicing Rights/Servicer Advance Dedicated Account”, which account has been established by Seller for the purpose of holding cash proceeds of Servicing Rights and the related Participation Certificate for the benefit of Administrative Agent at JPMorgan Chase Bank, N.A. deposited in accordance with Section 6.11.

“Dedicated Account Agreement” means the Treasury Management Services Controlled Collateral Account Service Agreement among Administrative Agent, Seller and JPMorgan Chase Bank, N.A. in form and substance reasonably acceptable to Administrative Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Default” means an Event of Default or an event that, with notice or lapse of time, or both, would become an Event of Default.

“Delinquency Advance” means any advance made by Seller under the Servicing Contracts pledged by Seller hereunder, to cover due, but uncollected or unavailable as a result of funds not yet being cleared, principal and interest payments on the Mortgage Loans included in the portfolio of Mortgage Loans serviced by Seller pursuant to such Servicing Contracts, including Mortgage Loans with respect to which the related Mortgaged Property is being held pending liquidation.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Effective Date” means May 24, 2017.

“Eligible Asset” means any Asset, which as of each day that such Asset shall be subject to a Transaction or pledged to Administrative Agent, for the benefit of Buyers, hereunder:

(a)                                 which complies with all applicable Laws and other legal requirements, whether federal, state or local;

(b)                                 which is genuine and constitutes a legal, valid, binding and irrevocable payment obligation, enforceable in accordance with the terms of the Servicing Contract or (subject to the applicable Servicing Contract) Participation Agreement, as applicable, under which it has arisen, subject to no offsets, counterclaims or defenses;

(c)                                  which provides for payment in U.S. Dollars;

(d)                                 which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Asset, the related Servicing Contract (if applicable), the Participation Agreement or the financing thereof contemplated hereby unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

(e)                                  which is owned solely by Seller free and clear of all Liens other than Liens in favor of Administrative Agent and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;

(f)                                   in respect of which no payments have been received relating to such Asset which have not been attributed to such Asset;

(g)                                  for which there exists no dispute regarding the Asset that results in the Asset being invalid or otherwise not recoverable or payable;

(h)                                 in respect of which, Seller has complied in all material respects with the Collection Policy and the related Servicing Contract;

(i)                                     which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than an Agency, FHA or VA);

(j)                                    in respect of which the information set forth in the Asset Schedule and the Servicing Contract and, with respect to the Participation Certificate, the Participation Agreement is true and correct in all material respects;

(k)                                 in respect of which Seller has obtained from each Person that may have an interest in such Asset (i) all acknowledgments or approvals, if any, that are necessary to pledge such Asset as contemplated hereby (including, without limitation, the acknowledgment of any securitization trustee or Agency relating thereto) and (ii) other than with respect to an Agency, if applicable, releases of any security interests in such Asset except as otherwise contemplated in this Agreement, which complies with the representations and warranties set forth on Schedule 1-A and Schedule 1-B hereto, as applicable;

(l)                                     with respect to any Asset that constitutes Servicing Rights,

(i)                                     which constitutes an “account” or a “general intangible” as defined in the Uniform Commercial Code and is not evidenced by an “instrument,” as defined in the Uniform Commercial Code as so in effect;

(ii)                             which relates to an Eligible Securitization Transaction where the related Participation Certificate, if any, is sold to the Administrative Agent hereunder;

(iii)                               for which the related Participation Certificate is an Eligible Asset hereunder; and

(iv)                             which arose pursuant to a Servicing Contract that is in full force and effect and under which the servicer has not been terminated;

(m)                                   with respect to any Asset that constitutes a Participation Certificate,

(i)                                    which is intended to constitute a “security” as defined in the Uniform Commercial Code and is evidenced by a certificate;

(ii)                                 for which the related Servicing Rights relate to an Eligible Securitization Transaction and have been pledged to the Administrative Agent hereunder;

(iii)                              for which the Participation Certificate arose pursuant to a Participation Agreement that is in full force and effect; and

(iv)                             for which the related Servicing Rights are an Eligible Asset hereunder.

“Eligible Securitization Transaction” means any of those Securitization Transactions approved by Administrative Agent in its sole good faith discretion and listed on Schedule 2 hereof (broken down into Agency Servicing Contracts and Non-Agency Servicing Contracts), which may be amended from time to time with the consent of Administrative Agent in its sole good faith discretion and in accordance with Section 2.15 hereof, and which, as of the date of the related Transaction and as of each day that any Asset shall be pledged to Administrative Agent hereunder for the benefit of Buyers (unless expressly agreed upon in writing by Administrative Agent to the contrary):

(a)                                 other than with respect to Ginnie Mae Servicing Rights, which are reimbursable only after making payments on any related mortgage backed securities, provides that each Asset is reimbursable or payable to Seller under the related Servicing Contract from amounts subsequently received in collections on account of the related Mortgage Loan;

(b)                                 other than with respect to Ginnie Mae Servicing Rights, provides that to the extent that any Receivable is non-recoverable from the proceeds related to such

Mortgage Loan, following liquidation of such Mortgage Loan or the determination that such Receivable is non-recoverable, as the case may be, as described in the related Servicing Contract, such Receivable is recoverable from all cash-flows on the related Securitization Transaction prior to such cash flows being available to make payments on any related mortgage-backed securities or Mortgage Loans;

(c)                                  other than with respect to Ginnie Mae Servicing Rights, in respect of which the Servicing Contract provides for the reimbursement of all servicing fees at the time of a servicing transfer upon the termination or resignation of the servicer for any reason, with or without cause;

(d)                                 with respect to which the Servicing Contract and Participation Agreement is acceptable to Administrative Agent in its sole good faith discretion prior to the initial funding date for such Servicing Contract and Participation Agreement and is in full force and effect, at any time any Assets related to such Servicing Contract are pledged to Administrative Agent, and under which the servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event”;

(e)                                  with respect to which the Servicing Contract (other than Servicing Contracts related to Agency Servicing Rights) does not permit the payment of servicing fees to be subject to set-off rights of a successor servicer, trustee or any other third party; and

(f)                                   with respect to which the Servicing Contract is non-recourse to Seller, except for breach of contract claims made against Seller, remedies for breaches and representations and warranties made by Seller, and indemnification provisions with respect to breaches by Seller.

“EO13224” has the meaning set forth in Section 3.27.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“ERISA Event of Termination” means with respect to Seller (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, or (b) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as

amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303 (j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 (b) or 430 (k) of the Code with respect to any Plan.

“Event of Default” has the meaning set forth in Section 7.01.

“Excess Margin Notice” has the meaning set forth in Section 2.05(d).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment under any Program Agreement or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, or gross receipts, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision or taxing authority thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Asset pursuant to this Agreement, excluding an assignment made at the request of Seller); (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 2.11(a)(ii); (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Management” means, with respect to a Person, such Person’s chairman of the board of directors, chief executive officer, president and chief financial officer/controller.

“Existing Indebtedness” has the meaning set forth in Section 3.23.

“Existing Master Repurchase Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Expenses” means all present and future out-of-pocket expenses reasonably incurred by or on behalf of Administrative Agent in connection with the negotiation, execution or enforcement of this Agreement or any of the other Program Agreements or any Participation Agreement and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility” has the meaning given to such term in the recitals to this Agreement.

“Facility Payment Date” means the last Business Day of each calendar week.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FDIA” has the meaning set forth in Section 11.13(c) hereof.

“FDICIA” has the meaning set forth in Section 11.13(d) hereof.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.

“Financial Statement Date” has the meaning set forth in Section 3.05.

“Financial Statements” means the consolidated financial statements of Seller prepared in accordance with GAAP for the year or other period then ended.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Contract” has the meaning assigned in the Acknowledgment Agreement dated May 2, 2016, as amended from time to time.

“Ginnie Mae Servicing Rights” means Servicing Rights of Seller with respect to Mortgage Loans that are subject to a Ginnie Mae MBS or arise from a Servicing Contract with Ginnie Mae.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Administrative Agent or any Buyer, as applicable.

“Governmental Order” has the meaning set forth in Section 11.11(a) hereof.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Indebtedness” has the meaning assigned to such term in the Pricing Side Letter.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller hereunder or under any Program Agreements and (b) Other Taxes.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“LIBOR” has the meaning assigned to such term in the Pricing Side Letter.

“Lien” means any mortgage, lien, pledge, charge, security interest, or similar encumbrance.

“Losses” has the meaning set forth in Section 11.02.

“Margin” has the meaning set forth in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(b).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Margin Excess” has the meaning set forth in Section 2.05(d).

“Market Value” has the meaning set forth in the Pricing Side Letter.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Seller or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller or any Affiliate that is a party to any Program Agreement, taken as a whole, to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or any Affiliate that is a party to any Program Agreement, taken as a whole. Notwithstanding the foregoing, a “Material Adverse Effect” shall not include any effect caused by or attributable solely to the gross negligence or willful misconduct on the part of Administrative Agent or any Buyer.

“Maximum Purchase Price” has the meaning set forth in the Pricing Side Letter.

“MBS” means collateralized mortgage obligations and other mortgage-backed securities.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage Loan” means a mortgage loan secured by a first mortgage lien on a one-to-four family residential property.

“Mortgage Loan Repurchase Agreement” shall mean that certain Third Amended and Restated Master Repurchase Agreement, dated as of May 24, 2017, among Administrative Agent, Buyers, One Reverse Mortgage, LLC and Seller, as amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” means the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Agency Servicing Contracts” means, collectively, those servicing agreements described on Schedule 2 attached hereto under the heading “Non-Agency Servicing Contracts,” as amended from time to time, to which Seller is a party, pursuant to which Seller acts as the servicer of portfolios of Mortgage Loans or specified Mortgage Loans (other than portfolios of Mortgage Loans or specified Mortgage Loans that are subject to an Agency MBS or are owned by or administered by an Agency), and by which Seller’s servicing obligations are governed with respect to the related Eligible Securitization Transaction or with respect to the related Servicing Rights. For all purposes of this Agreement, the term “Non-Agency Servicing Contracts” shall include any and all instruments, agreements, invoices or other writings, which gives rise to or otherwise evidence any of the related Servicing Rights.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 11.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“NPV” means, with respect to any Mortgaged Property or REO Property relating to a Mortgage Loan, the net property value of such Mortgaged Property or REO Property, as determined by Seller (which shall equal the net adjusted proceeds amount as determined by Seller’s accretion model on a monthly basis) by reference to the most recently available Appraised Value of such property; provided that such determination may be adjusted further by Administrative Agent in its sole good faith discretion by subtracting therefrom all outstanding and reasonably anticipated costs and expenses in connection with such Mortgage Loan, including without limitation, all Protective Advances and the foreclosure and liquidation of the related Mortgaged Property or REO Property, as applicable.

“Obligations” means (a) all of Seller’s obligations to pay the outstanding balance of the Purchase Price, together with Price Differential thereon on the Termination Date, outstanding Price Differential due on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent on behalf of Buyers in order to preserve any Purchased Assets or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations and liabilities referred to in this clause (a), the reasonable out-of-pocket expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Assets or Repurchase Assets, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Administrative Agent or Buyers pursuant to the Program Agreements and (e) all of Seller’s obligations under the Mortgage Loan Repurchase Agreement and the other Repurchase Documents (i) as long as Administrative Agent or an Affiliate of Administrative Agent is the “Administrative Agent” as defined in such Mortgage Loan Repurchase Agreement or (ii) until all outstanding aggregate “Repurchase Price” under such Mortgage Loan Repurchase Agreement have been paid in full and all “Transactions” under the Mortgage Loan Repurchase Agreement have terminated.

“OFAC” has the meaning set forth in Section 3.27.

“Officer’s Compliance Certificate” has the meaning set forth in the Pricing Side Letter.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.

“Participant” means any Person that has purchased a participation in this Agreement pursuant to Section 10.02.

“Participation Agreement” means the Amended and Restated Master Spread Participation Agreement dated as of February 26, 2016, among Quicken Loans Inc., as servicer, and Quicken Loans Inc., as participant, as amended from time to time, related to Servicing Rights subject to this Agreement, evidenced by a Participation Certificate, in form and substance acceptable to Administrative Agent and identified on Schedule 2 hereof.

“Participation Certificate” means each participation certificate, if any, as amended, that was executed and delivered in connection with a Participation Agreement.

“Participation Interest” shall mean each participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. § 541(d) of the United States Bankruptcy Code) in Portfolio Excess Spread with respect to a Portfolio, and proceeds thereof together with the other rights and privileges specified in the Participation Agreement as evidenced by the issuance of a Participation Certificate.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee pension benefit or other plan as defined in Section 3(2) of ERISA established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pooled Mortgages” has the meaning set forth in Section 2.01(c)(i).

“Portfolio” means the assets more particularly set forth on a schedule to a Participation Certificate, as amended from time to time.

“Portfolio Excess Spread” means any Portfolio Excess Spread, as defined in the applicable Participation Agreement, from time to time.

“Power of Attorney” has the meaning set forth in Section 4.10(e).

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360 day year for the actual number of days during the Price Differential Period.

“Price Differential Payment Date” means, for as long as any Obligations shall remain owing by Seller to Administrative Agent on behalf of Buyers, the earlier of (a) the first Facility Payment Date of each calendar month and (b) the Termination Date.

“Price Differential Period” means, the period from and including a Price Differential Payment Date, up to but excluding the next Price Differential Payment Date.

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” has the meaning set forth in the Pricing Side Letter.

“Pricing Side Letter” means the letter agreement dated as of the date hereof, among Administrative Agent, Buyers and Seller as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Primary Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means this Agreement, the Pricing Side Letter, the Dedicated Account Agreement, the Power of Attorney, the Participation Agreement and any Participation Certificate, as each of the same may hereafter be amended, supplemented, restated or otherwise modified from time to time.

“Prohibited Person” has the meaning set forth in Section 3.27.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Protective Advance” means any servicing and protective advance (including, but not limited to, any advance made to pay taxes and insurance premiums; any advance to pay the costs of protecting the value of any real property or other security for a mortgage loan; and any advance to pay the costs of realizing on the value of any such security); in each case made by Seller in connection with the Mortgage Loans included in the portfolio of Mortgage Loans serviced pursuant to the Servicing Contracts pledged by Seller hereunder.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, (i) in connection with a Transaction entered into by Administrative Agent on behalf of Buyers with Seller pursuant to Section 2.02 that is secured by Servicing Rights, any one Business Day per calendar month selected by Seller on which such Transaction is entered into by Administrative Agent on behalf of Buyers with Seller or (ii) in connection with a Transaction entered into by Administrative Agent on behalf of Buyers with Seller to fund the purchase of Servicing Rights, such date as shall be mutually acceptable to Seller and Administrative Agent.

“Purchase Price” has the meaning set forth in the Pricing Side Letter.

“Purchase Price Percentage” has the meaning set forth in the Pricing Side Letter.

“Purchased Assets” means the collective reference to Participation Certificates together with the Repurchase Assets related to such Participation Certificates transferred by Seller to Administrative Agent, for the benefit of Buyers, in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Notice. For the sake of clarity, notwithstanding that related Servicing Rights are pledged, and not sold, to Administrative Agent, for the benefit of Buyers hereunder, such Servicing Rights will nevertheless be included herein as Purchased Assets.

“Rating Agency” means any of S&P, Moody’s or Fitch.

“Receivables” means, collectively, the reimbursement rights relating to Servicer Advances under each Servicing Contract pledged by Seller hereunder, each and every right of Seller to receive reimbursement payments for the Servicer Advances in accordance with a Servicing Contract pledged by Seller hereunder, whether now existing or hereafter arising, and whether or not constituting an “account” or a “general intangible” under the UCC but not evidenced by “chattel paper” or an “instrument,” as defined in the UCC, and the Related Security.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets or any other Repurchase Assets.

“Register” has the meaning set forth in Section 10.03(b).

“Related Security” means with respect to any Asset, (a) all security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Asset, whether pursuant to the Servicing Contract related to such Asset or otherwise, together with all financing statements covering any collateral securing such Asset; (b) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Asset whether pursuant to the Servicing Contract related to such Asset or otherwise; and (c) any and all Proceeds of the foregoing.

“REO Property” means real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Reporting Date” means the fifteenth (15th) day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Seller on which the entire Repurchase Price is paid pursuant to Section 2.03 hereof.

“Repurchase Documents” means “Program Agreements” as defined in the Mortgage Loan Repurchase Agreement.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Administrative Agent, for the benefit of Buyers, to Seller (other than the Servicing Rights, which are pledged, and not sold, to Administrative Agent for the benefit of Buyers) upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Repurchase Rights” has the meaning set forth in Section 4.02(c).

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person. The Responsible Officers of Seller as of the date hereof are listed on Schedule 3 hereto.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securitization Transaction” means a transaction whereby a Mortgage Loan is transferred to a trust as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction; including, without limitation, Agency MBS.

“Seller” means Quicken Loans Inc. or its permitted successors and assigns.

“Servicer Advance” means a Delinquency Advance or a Protective Advance.

“Servicing Appraisal” means a written appraisal or evaluation by Administrative Agent or an appraiser approved by Administrative Agent in its sole good faith discretion evaluating the appraised value of the Servicing Rights pledged hereunder.

“Servicing Contracts” means, Agency Servicing Contracts and Non-Agency Servicing Contracts, as applicable.

“Servicing Cut-off Date” means the day of each calendar month used by the Seller in order to determine the amount of Purchase Price.

“Servicing Rights” means all of Seller’s rights and interests under any Servicing Contract pledged by Seller hereunder, including the rights to (a) service the Mortgage Loans that are the subject matter of such Servicing Contract and (b) receive compensation payments under such Servicing Contract, directly or indirectly, for doing so.

“SPS” means Select Portfolio Servicing, Inc. and its successors and permitted assigns.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholdings), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning set forth in the Pricing Side Letter.

“Transaction” means transactions in which Seller agrees to transfer to Administrative Agent one or more Participation Certificates against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent to transfer to Seller such Participation Certificates at a date certain or on demand, against the transfer of funds by Seller which will be used by Seller to finance Eligible Assets.

“Transaction Notice” has the meaning assigned to such term in Section 2.02.

“Transferee” has the meaning set forth in Section 10.02(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.11(a)(ii)(B).

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Weekly Report” has the meaning set forth in Section 8.05.

“Weekly Report Date” has the meaning set forth in Section 8.05.

Section 1.02 Other Defined Terms. (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting. All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(b) In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

GENERAL TERMS

Section 2.01 Transactions. (a) Subject to the terms and conditions hereof, the parties hereto may enter into Transactions from time to time for a Purchase Price outstanding at any one time not to exceed the lesser of (i) the Maximum Purchase Price and (ii) the Asset Base at such time. This Agreement is not a commitment by Administrative Agent on behalf of

Buyers to enter into Transactions but rather sets forth the procedures to be used in connection with periodic requests for Administrative Agent on behalf of Buyers to enter into Transactions. Seller hereby acknowledges that Administrative Agent on behalf of Buyers is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to the terms of this Agreement.

(b)                                 Reserved.

(c)                                  Notwithstanding anything to the contrary contained herein:

(i)         The property subject to the security interest reflected in the Participation Certificate includes all of the right, title and interest of the Seller in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”), and pooled under the mortgage-backed securities program of Ginnie Mae, pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(ii)          To the extent that the Participation Certificate relates in any way to the Pooled Mortgages, such Participation Certificate is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement dated as of May 2, 2016, with respect to the Participation Certificate, by and among Ginnie Mae, the Seller, and the Administrative Agent; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Seller and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

(iii)          Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Seller, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Company in the Portfolio Excess Spread and the Pooled Mortgages, in which event the Participation Certificate as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.

Section 2.02  Procedure for Entering into Transactions. (a) Seller may enter into Transactions with Administrative Agent on behalf of Buyers under the Facility on any Purchase Date; provided, that Seller shall have given Administrative Agent, for the benefit of Buyers, irrevocable notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form mutually agreed to by the Administrative Agent and Seller, (ii) shall be signed by a Responsible Officer of Seller and be received by Administrative Agent prior to 3:00 p.m. (New York time) three (3) Business Days prior to the related Purchase Date (except, in connection with the initial Purchase Date, such notice shall be received by Administrative Agent by such initial Purchase Date), and (iii) shall specify (A) the dollar amount of the requested Purchase Price, (B) the value of the Servicing Rights (including the Participation Certificates related thereto) on Seller’s books and records; (C) the requested Purchase Date, (D) the information required to be included in the Asset Schedule with respect to each such Asset in mutually acceptable electronic form and (E) the request for approval of the related Servicing Contract (to the extent not previously approved hereunder). Each Transaction Notice on any Purchase Date shall have a Purchase Price equal to at least $25,000.

(b)           If Seller shall deliver to Administrative Agent a Transaction Notice that satisfies the requirements of Section 2.02(a), Administrative Agent will notify Seller of its intent to remit the requested Purchase Price one (1) Business Day prior to the requested Purchase Date (except for the initial Purchase Date, when such notification shall be given on such initial Purchase Date). If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, Administrative Agent, on behalf of Buyers, shall remit the amount of the requested Purchase Price in U.S. Dollars and in immediately available funds (i) with respect to that portion of the Purchase Price attributable to a Delinquency Advance which is to be funded in connection with a Transaction entered into by Administrative Agent, on behalf of Buyers, with Seller, to the trustee’s account under the related Securitization Transaction and (ii) with respect to that portion of the Purchase Price attributable to a Servicing Right or a Protective Advance or to a Delinquency Advance previously funded by Seller, to the account specified by Seller.

(c)           In the event that on the Purchase Date excess funds remain in the Dedicated Account (after application of payments in accordance with Section 2.07 but not including any amounts to be disbursed to Seller), Administrative Agent may apply such excess funds to the amount of the requested Purchase Price.

(d)           Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated to include each of the Assets listed on the Asset Schedule attached to the Transaction Notice.

Section 2.03 Repurchase; Payment of Repurchase Price. (a) Seller hereby promises to repurchase the Purchased Assets (other than the Servicing Rights, which are pledged, not sold, to Administrative Agent) and pay all outstanding Obligations on the Termination Date and Administrative Agent shall sell and deliver physical possession of, the Purchased Assets (other than the Servicing Rights, which are pledged, not sold, to Administrative Agent) to Seller on such date.

(b)           (i)            Reserved.

(ii)           Subject to the triggers set forth in Section 2.14 and to the extent applicable, Seller shall remit to the Dedicated Account (in accordance with Section 2.14 hereof) all proceeds received (but only to the extent that such funds are payable to Seller free and clear of any Agency rights or other restrictions on transfer), except as provided herein, with respect to Assets not otherwise required to be deposited in a clearing, custodial or escrow account pursuant to the related Servicing Contract on a daily basis.

(iii)             Notwithstanding the foregoing, proceeds of the sale (but only to the extent that such funds are payable to Seller free and clear of any Agency rights or other restrictions on transfer), except as provided herein, of Servicing Rights, up to the lesser of (A) the then outstanding Repurchase Price under this Agreement and secured by the Servicing Rights sold, and (B) the amount of any Margin Deficit after giving effect to such sale (or zero, if there is no Margin Deficit), shall be remitted to Administrative Agent as a condition to, and simultaneously with, any sale thereof.

(c)           By notifying Administrative Agent in writing at least one (1) Business Day in advance, Seller shall be permitted, at its option, to prepay, subject to Section 2.12, the Purchase Price and repurchase the Purchased Assets (other than the Servicing Rights, which have been pledged, not sold, to Administrative Agent) in whole or in part at any time, together with accrued and unpaid Price Differential on the amount so prepaid.

Section 2.04  Price Differential. On each Price Differential Payment Date, Seller hereby promises to pay to Administrative Agent, for the benefit of Buyers, all accrued and unpaid Price Differential on the Transactions, as invoiced by Administrative Agent three (3) Business Days prior to the related Price Differential Payment Date (the “Price Differential Statement Date”); provided, that if Administrative Agent fails to deliver such statement on the Price Differential Statement Date, on such Price Differential Payment Date Seller shall pay the amount which Seller calculates as the Price Differential due and upon delivery of the statement, Seller shall remit to Administrative Agent, for the benefit of Buyers, any shortfall, or Administrative Agent shall refund to Seller any excess, in the Price Differential paid. Price Differential shall accrue each day on the outstanding Purchase Price at a rate per annum equal to the Pricing Rate. The Price Differential shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year. Seller may remit to Administrative Agent funds up to the then outstanding Purchase Price, to be applied as of the date such funds are received by Administrative Agent towards the aggregate outstanding Purchase Price subject to outstanding Transactions on a pro rata basis. The Price Differential shall be applied, and shall accrue on the Purchase Price then outstanding, after such application of such funds as provided in the preceding sentence, subject to Section 2.05(d).

Section 2.05  Margin Maintenance. (a) If at any time the aggregate outstanding amount of the Purchase Price exceeds the Asset Base in effect at such time, as determined by Administrative Agent (such excess, a “Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent, for the benefit of Buyers, cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”); provided that Seller may, with the consent of Administrative Agent exercised in its sole good faith discretion, pledge additional servicing rights that meet the criteria of Servicing Rights to be pledged hereunder to satisfy such Margin Deficit, in whole or in part, to the extent of the aggregate Asset Value of such servicing rights.

(b)           Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means. With respect to a Margin Call, any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”. The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or any Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c)           In the event that a Margin Deficit exists, Administrative Agent may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds shall be applied by Administrative Agent against the Purchase Price. Notwithstanding the foregoing, Administrative Agent retains the right, in its sole good faith discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

(d)           If at any time the Asset Base of all Repurchase Assets then pledged hereunder as of any date of determination is greater than the aggregate outstanding Purchase Price with respect to all outstanding Transactions hereunder as of such date (a “Margin Excess”), then Seller may, by delivery of written notice to Administrative Agent by 10:00 a.m. (New York Time) on any Business Day (an “Excess Margin Notice”), request Administrative Agent either to (i) remit additional Purchase Price in an amount equal to the lesser of (x) such Margin Excess and (y) the amount requested by Seller or (ii) reallocate the Purchase Price to pledged Repurchase Assets with Margin Excess in order to release pledged Repurchase Assets which, following such reallocation, will have a Purchase Price allocable to them of zero. Administrative Agent shall not be obligated to remit Margin Excess or release pledged Repurchase Assets pursuant to clause (i) or (ii) above to the extent (A) it would cause the outstanding Purchase Price to exceed the Maximum Purchase Price or otherwise be inconsistent with the requirements or conditions of this Agreement; (B) a Default has occurred and is continuing or would exist after such action by Administrative Agent or (C) such action would cause a Margin Deficit.

Section 2.06  Payment Procedure. Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Seller hereunder. Seller shall deposit or cause to be deposited all amounts constituting collections, payments and Proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Account as set forth in Section 6.11.

Section 2.07  Application of Payments. (a) On each Facility Payment Date and each Price Differential Payment Date, Seller shall prepare and deliver to Administrative Agent and the depository institution where the Dedicated Account has been established a distribution worksheet detailing the application of amounts on deposit in the Dedicated Account in accordance with this Section 2.07. The application of payments by Administrative Agent, on behalf of Buyers, to the reduction of the Obligations shall, in the absence of manifest error, be binding upon Seller.

(b)           On each Facility Payment Date (other than any Facility Payment date which is also a Price Differential Payment Date which shall be governed by Section 2.07(c)), all amounts on deposit in the Dedicated Account shall be applied as follows:

(i)            first, to the payment of all amounts (including, without limitation, Expenses) owing to Administrative Agent with respect to outstanding Transactions other than accrued and unpaid Price Differential and the Purchase Price;

(ii)           second, without limiting the rights of Administrative Agent or any Buyer under Section 2.05, to the payment of Purchase Price outstanding to satisfy any Margin Deficit owing;

(iii)          Reserved;

(iv)         third, to the payment of all other costs and fees payable to Administrative Agent pursuant to this Agreement; and

(v)          fourth, any remainder to Seller.

(c)           On each Price Differential Payment Date, all amounts on deposit in the Dedicated Account shall be applied as follows:

(i)            first, to the payment of any accrued and unpaid Price Differential owing;

(ii)           second, in the same order of priority as set forth in Section 2.07(b)(i)-(v)

(d)          With respect to prepayments pursuant to Section 2.03(c), such amounts shall be applied as follows:

(i)            first, to all amounts (including, without limitation, Expenses) owing to Administrative Agent with respect to outstanding Transactions (other than accrued and unpaid Price Differential and Purchase Price);

(ii)           second, to the payment of the accrued and unpaid Price Differential;

(iii)          third, to the payment of the Purchase Price until reduced to zero; and

(iv)         fourth, to payment of all costs and fees and any other Obligations.

(e)           Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder (and is continuing), all funds in the Dedicated Account shall be applied as determined by Administrative Agent in its sole discretion.

Section 2.08 Use of Purchase Price and Transaction Requests. (a) The Purchase Price shall be used exclusively by Seller to satisfy its obligation to make Protective Advances or Delinquency Advances pursuant to the terms of the related Servicing Contract and to finance the Receivables or Servicing Rights (including the acquisition thereof), as applicable.

(b)           To the extent that Seller is able to apply funds on deposit in a custodial account or trustee account in order to satisfy its obligation to make a Protective Advance or a Delinquency Advance pursuant to the terms of the related Securitization Transaction, if applicable, Seller shall first apply such funds in the custodial account or trustee account in order to make the related Protective Advance or Delinquency Advance prior to requesting and entering into a Transaction hereunder.

Section 2.09  Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, Administrative Agent and each Buyer shall have full recourse against Seller to satisfy the Obligations. For the avoidance of doubt nothing herein shall be deemed to represent as to any priorities among creditors to the assets of the Seller other than the Administrative Agent’s first priority lien on the Repurchase Assets hereunder.

Section 2.10  Requirements of Law. (a) If any Requirement of Law adopted, enacted or applied subsequent to the date hereof (other than with respect to any amendment made to Administrative Agent’s or a Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Administrative Agent or a Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date hereof:

(i)         shall subject Administrative Agent or a Buyer to any tax of any kind whatsoever with respect to this Agreement or the Transactions or any other Program Agreement or change the basis or rate of taxation of payments to Administrative Agent or a Buyer in respect thereof;

(ii)          shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Administrative Agent or a Buyer which is not otherwise included in the determination of the Price Differential hereunder; or

(iii)                               shall impose on Administrative Agent or a Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Administrative Agent or a Buyer, by an amount which Administrative Agent or such Buyer in its sole good faith discretion deems to be material, of entering, continuing or maintaining this Agreement or any other Program Agreement, the Transactions or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Administrative Agent or such Buyer such additional amount or amounts as calculated by Administrative Agent or such Buyer in its sole good faith discretion as will compensate Administrative Agent or such Buyer for such increased cost or reduced amount receivable on an after-Tax basis.

(b)           If Administrative Agent or a Buyer shall have determined in its sole good faith discretion that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Administrative Agent’s or such Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Administrative Agent or such Buyer or any corporation controlling Administrative Agent or such Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date hereof shall have the effect of reducing the rate of return on Administrative Agent’s or such Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Administrative Agent, such Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Administrative Agent’s or such Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Administrative Agent or such Buyer in its sole good faith discretion to be material, then from time to time, Seller shall promptly pay to Administrative Agent or such Buyer such additional amount or amounts as will compensate Administrative Agent or such Buyer for such reduction plus any Taxes thereon.

(c)           If Administrative Agent or a Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate prepared by Administrative Agent in its sole good faith discretion and setting forth in reasonable detail as determined by Administrative Agent the amount and the basis of determination of any additional amounts payable pursuant to this Section 2.10 and submitted to Seller shall be conclusive in the absence of manifest error.

Section 2.11   Taxes.

(a)           (i) Any payments made by Seller to Administrative Agent or a Buyer or a permitted Buyer assignee hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or permitted Buyer assignee, then (i) the Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.11(a)) Administrative Agent as the applicable Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) the Seller shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment as soon as practicable but no later than thirty (30) days thereafter. Seller shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) Business Days after demand therefor, for any Indemnified Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11(a)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Administrative Agent or the applicable Buyer shall promptly repay to Sellers any refund of any amounts received by any of them that can be directly attributable to the Program Documents, as determined by Administrative Agent in its sole good faith discretion, and amounts paid pursuant to this Section 2.11.

(ii)           Administrative Agent shall cause each Buyer and permitted Buyer assignee to deliver to the Seller, at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by the Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and permitted Buyer assignee, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by the Seller as will enable the Seller to determine whether or not such Buyer or permitted Buyer assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 2.11, the completion, execution and submission of such documentation (other than such documentation in Section 2.11(a)(ii)(A), (B) and (C) below) shall not be required if in such Buyer’s or any permitted Buyer’s assignee’s judgment such completion, execution or submission would subject such Buyer or permitted Buyer assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or permitted Buyer assignee. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or permitted Buyer assignee to deliver to the Seller the following properly completed and duly executed documents, to the extent legally entitled to do so:

(A)   in the case of a Buyer or permitted Buyer assignee which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 (or any successor form thereto) certifying that it is not subject to U.S. federal backup withholding tax;

(B)    in the case of a Buyer or permitted Buyer assignee which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller or any affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.

(C)    if a payment made to a Buyer or permitted Buyer assignee under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or permitted assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or permitted assignee shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(a), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or permitted Buyer assignee on or prior to the date on which such person becomes a Buyer or permitted Buyer assignee under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.

(b)           Any indemnification payable by Seller to Administrative Agent or a Buyer or permitted Buyer assignee for Indemnified Taxes that are imposed on such Buyer or permitted Buyer assignee, as described in Section 2.11(a)(i) hereof, shall be paid by Seller within ten (10) Business Days after demand therefor from Administrative Agent. A certificate as to the amount of such payment or liability delivered to the Seller by the Administrative Agent on behalf of a Buyer or permitted Buyer assignee shall be conclusive absent manifest error.

(c)           Each party’s obligations under this Section 2.11 shall survive any assignment of rights by, or the replacement of, a Buyer or a permitted Buyer assignee, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

(d)           Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets, and the Purchased Assets as owned by Seller in the absence of an Event of Default by Seller. Administrative Agent on behalf of Buyers and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Seller secured by the Purchased Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

Section 2.12  Indemnity. Without limiting, and in addition to, the provisions of Section 10.02, the Seller agrees to indemnify the Administrative Agent and Buyers and to hold the Administrative Agent and Buyers harmless from any third party loss or expense that the Administrative Agent or Buyers may sustain or incur as a consequence of (i) a default by the Seller in payment when due of the Purchase Price or Price Differential or (ii) a default by the Seller in making any prepayment of Repurchase Price after the Seller has given a notice thereof in accordance with Section 2.03. Nothing in this Section 2.12 shall limit Seller’s obligation to satisfy its Obligations.

Section 2.13   Reserved.

Section 2.14   Dedicated Account.  Seller shall establish and maintain the Dedicated Account in the form of a time deposit or demand account. During the occurrence and continuance of an Event of Default, amounts received on account of Portfolio Excess Spread and Servicing Rights and retained by Seller pursuant to the applicable Servicing Contract or Participation Agreement, as the case may be, shall promptly, and in any event within one (1) Business Day after receipt, be deposited in the Dedicated Account. Funds deposited in the Dedicated Account (including any interest paid on such funds) may be distributed only in accordance with Section 2.07. Upon the Termination Date and the payment of all Obligations due by Seller hereunder, all amounts on deposit in the Dedicated Account shall be remitted to Seller.

Section 2.15  Additional Securitization Transactions, Servicing Contracts and Participation Agreements. In the event that Seller wishes to enter into a Transaction with respect to a Securitization Transaction, Servicing Contract or Participation Agreement not listed on Schedule 2 hereto, Seller shall deliver a written request, substantially in the form of Exhibit G hereto, for approval of such Securitization Transaction, Servicing Contract or Participation Agreement to Administrative Agent for Administrative Agent’s approval, which may be withheld in Administrative Agent’s sole good faith discretion. Upon approval in writing by Administrative Agent of such additional Securitization Transaction, Servicing Contract or Participation Agreement as an Eligible Securitization Transaction or of such additional Servicing Contract or Participation Agreement and filing of a UCC-3 amendment adding the Securitization Transaction, Servicing Contract or Participation Agreement, Schedule 2 shall be automatically updated to include each additional Eligible Securitization Transaction, Servicing Contract or Participation Agreement identified thereon.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction that:

Section 3.01  Seller Existence. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan.

Section 3.02  Licenses. Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Seller has the requisite corporate power and authority and legal right to service Mortgage Loans and to own, sell and grant a lien on all of its right, title and interest in and to the Assets. Seller has the requisite corporate power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Notice.

Section 3.03  Power. Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04  Due Authorization. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity and except as otherwise provided in Section 2.01(b) or Section 4.05.

Section 3.05  Financial Statements. Seller has heretofore furnished to Administrative Agent a copy of its consolidated balance sheet for the fiscal year of Seller ended December 31, 2016 and the related consolidated statements of income for Seller and its consolidated Subsidiaries for such fiscal year, with the opinion thereon of Ernst & Young. All such Financial Statements are complete and correct in all material respects and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than interim financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis. As of the date of this Agreement, since December 31, 2016, there has been no material adverse change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries taken as a whole from that set forth in said Financial Statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or would be reasonably likely to result in any such material adverse change. Seller has, on the date of the statements delivered pursuant to this Section 3.05 (the “Financial Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Administrative Agent in writing.

Section 3.06  No Event of Default. There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.01 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

Section 3.07  Solvency. Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.08  No Conflicts. The execution, delivery and performance by Seller of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, obligation or Servicing Contract to which Seller is a party.

Section 3.09  True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All Financial Statements have been prepared in accordance with GAAP (other than interim financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

Section 3.10  Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Notice and the Program Agreements.

Section 3.11  Litigation. Except as set forth in Schedule 4 attached hereto, there is no action, proceeding or investigation pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Notice or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Notice or any Program Agreement, (C) making a claim individually or in an aggregate amount greater than [***] (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans underlying any Purchased Assets or Servicing Contracts or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Notice or any Program Agreement.

Section 3.12  Material Adverse Change. There has been no material adverse change in the business, operations, financial condition or properties of Seller, taken as a whole, since the date set forth in the most recent Financial Statements supplied to Administrative Agent.

Section 3.13   Special Representations Regarding the Repurchase Assets.

(a)           The provisions of this Agreement are effective to create in favor of Administrative Agent on behalf of Buyers a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(b)           Upon the filing of financing statements on Form UCC-1 naming Administrative Agent as “Secured Party” and Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Department of State of the State of Michigan the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets which can be perfected by filing under the Uniform Commercial Code.

Section 3.14  The Servicing Contracts and Participation Agreements. Administrative Agent has received copies of each Servicing Contract (including, without limitation, all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Seller hereby certifies that the copies delivered to Administrative Agent by Seller are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Administrative Agent. On and after the initial Purchase Date, each such document to which Seller is a party has been duly executed and delivered by Seller and is in full force and effect, and no material default or material breach by Seller has occurred and is continuing thereunder.

Section 3.15  Taxes. Seller and its Subsidiaries have timely filed all federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such tax returns or pursuant to any assessment received by it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided on the books of the Seller and its Subsidiaries in accordance with GAAP. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

Section 3.16  Investment Company. Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17  Chief Executive Office; Jurisdiction of Organization. On the date hereof, Seller’s chief executive office, is, and has since August 16, 2010 been, located at 1050 Woodward Avenue, Detroit, Michigan 48226. On the Effective Date, Seller’s jurisdiction of organization is the State of Michigan. Seller shall provide Administrative Agent with thirty days advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller has no trade names except as set forth on Exhibit D hereto. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors, except that it has (or had, within such period) the assumed names or trade names listed on Exhibit D hereto.

Section 3.18  Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.19  Adjusted Tangible Net Worth. On the Effective Date, Seller’s Adjusted Tangible Net Worth is not less than the minimum threshold set forth in Section 2.1 of the Pricing Side Letter.

Section 3.20  ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

Section 3.21  Financing of Assets. Each Transaction will be used to finance one or more Assets which Assets will be conveyed and/or pledged by Seller to Administrative Agent on behalf of Buyers.

Section 3.22  No Restrictive Agreements. Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the Financial Statements described in Section 3.05 hereof. Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default would be reasonably likely to have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any material indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted material default thereunder.

Section 3.23  Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the date of this Agreement is listed on Exhibit E hereto (the “Existing Indebtedness”).

Section 3.24  Agency Approvals; Servicing Facilities. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices. With respect to each Agency Servicing Right and Agency Receivable, Seller is a Ginnie Mae approved issuer and, to the extent necessary, Seller is an FHA Approved Mortgagee and a VA Approved Lender. Seller is also approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA or VA. Should Seller for any reason cease to possess all such applicable approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Administrative Agent immediately in writing.

Section 3.25  No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Administrative Agent or any Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

Section 3.26  Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets and the Repurchase Assets are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Seller’s hands, and transactions by or with Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 3.27  No Prohibited Persons. Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”);  (ii) whose name appears on the most current “List of Specially Designated National and Blocked Persons” (https://sanctionssearch.ofac.treas.gov/) maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (or to Seller’s knowledge, 50 percent or greater owned or controlled by such entities or persons); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 3.28   Compliance with 1933 Act.

(a)           Neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Participation Certificates, or any interest in the Participation Certificates to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation Certificates, or any interest in the Participation Certificates from, or otherwise approached or negotiated with respect to the Participation Certificates, or any interest in the Participation Certificates with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Participation Certificates under the 1933 Act in violation of Section 5 of the 1933 Act or which would require registration pursuant thereto.

(b)           Administrative Agent represents and warrants to Seller as of the date hereof and as of each Purchase Date for any Transaction that neither Administrative Agent nor anyone acting on its behalf nor any Buyer has offered, transferred, pledged, sold or otherwise disposed of the Participation Certificates, or any interest in the Participation Certificates to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation

Certificates, or any interest in the Participation Certificates from, or otherwise approached or negotiated with respect to the Participation Certificates, or any interest in the Participation Certificates with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, in each of the foregoing instances, which would constitute a distribution of the Participation Certificates under the 1933 Act in violation of Section 5 of the 1933 Act or which would require registration pursuant thereto.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01  Ownership. Upon payment of the Purchase Price, Administrative Agent shall become the sole owner of the Purchased Assets (other than the related Servicing Rights, which are pledged, not sold, to Administrative Agent for the benefit of Buyers), for the benefit of the Buyers, free and clear of all liens and encumbrances, but subject to the rights of Ginnie Mae pursuant to the Acknowledgment Agreement with Ginnie Mae and as described in Section 4.05.

Section 4.02  Security Interest. (a) Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than the Servicing Rights and the other Repurchase Assets that are not Purchased Assets, which are pledged, not sold, to Administrative Agent for the benefit of Buyers), in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Administrative Agent, for the benefit of the Buyers, a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (hereinafter referred to as the “Primary Repurchase Assets”):

(i)                            all Assets identified on an Asset Schedule or Schedule 2 herein;

(ii)          all rights to payment or reimbursement of Assets under the related Servicing Contract or Participation Agreement identified on Schedule 2 hereof;

(iii)                               the Dedicated Account;

(iv)          all rights under each Participation Agreement (other than rights with respect to Mortgage Loans that are not related to Agency Servicing Rights included within any Participation Agreement);

(v)                            all records, instruments or other documentation evidencing any of the foregoing;

(vi)          all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code, but only to the extent such items relate to or constitute any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under the Participation Agreements and Servicing Contracts); and

(vii)            any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (other than cash distributions and proceeds previously withdrawn from the Dedicated Account in accordance with the terms of this Agreement and remitted to Seller in accordance with the terms of this Agreement);

provided that neither the Repurchase Assets nor the Servicing Rights pledged hereunder shall include any software relating to such Servicing Rights or to the related Servicing Contracts and the Mortgage Loans serviced thereunder.

(b)           Seller hereby pledges and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to Administrative Agent to secure the Obligations. Seller agrees to note in its computer records and tapes to evidence the interests granted to Administrative Agent hereunder.

(c)           Administrative Agent and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of each applicable Buyer, a security interest in (i) Seller’s rights (but not its obligations) under the Repurchase Documents including without limitation any rights to assets and rights to receive payments thereunder, or any collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Rights”) and (ii) all collateral however defined or described under the Repurchase Documents to the extent not otherwise included under the definitions of Primary Repurchase Assets or Repurchase Rights (such collateral, “Additional Repurchase Assets”, together with the Primary Repurchase Assets, collectively, the “Repurchase Assets”). Seller shall deliver an irrevocable instruction to the buyers or administrative agent under the Repurchase Documents that upon receipt of notice of an Event of Default under this Agreement, the buyers or administrative agent thereunder is authorized and instructed to remit to Administrative Agent, on behalf of the applicable Buyers, hereunder directly any amounts otherwise payable to Seller under the Repurchase Documents and to deliver to Administrative Agent all collateral otherwise deliverable to Seller. In furtherance of the foregoing, such notice shall also require, upon repayment of the outstanding purchase price under the Mortgage Loan Repurchase Agreement and termination of all obligations of the buyers thereunder or other termination of the Repurchase Documents following repayment of all obligations thereunder, that, if an Event of Default shall then exist under this Agreement, the Repurchase Document buyers or administrative agent thereunder shall deliver to Administrative Agent, for the benefit of Buyers, hereunder any collateral under the Repurchase Documents then in its possession or control that is otherwise deliverable to Seller. Notwithstanding any of the foregoing to the contrary, such grant of a security interest in Repurchase Rights and Additional Repurchase Assets shall terminate (i) when CSFBMC or its Affiliates do not constitute all of the “Buyers” (as defined in the Mortgage Loan Repurchase Agreement) or all of the Buyers under this Agreement, or (ii) when the outstanding aggregate “Repurchase Price” under such Mortgage Loan Repurchase Agreement has been paid in full and the Mortgage Loan Repurchase Agreement has been terminated.

(d)           The parties acknowledge that each Agency has certain rights under the applicable Acknowledgment Agreement, including the right to cause the Seller to transfer servicing to Administrative Agent or Administrative Agent’s designee under certain circumstances as more particularly set forth therein. To the extent that an Agency requires a transfer of servicing to Administrative Agent’s Affiliate, SPS or another Affiliate, and in order to secure Seller’s obligations to effect such transfer, Seller hereby pledges and grants a security interest in all of its right, title and interest in, to and under the Servicing Rights arising under or related to any Servicing Contract to SPS, whether now owned or hereafter acquired, now existing or hereafter created and wherever located. The parties acknowledge that, to the extent that an Agency exercises its rights to cause the Seller to transfer the Servicing Rights and Portfolio Excess Spread to Administrative Agent, SPS or another Affiliate (and, if accepted by Administrative Agent, to cause Administrative Agent, SPS or another Affiliate of Administrative Agent to accept and assume the responsibility for performing Seller’s servicing duties under, and otherwise complying with the applicable Servicing Contract) without the requirement of payment therefor, such transfer shall be deemed a transfer in exchange for debt forgiveness by Administrative Agent in an amount equal to the lesser of (x) the fair market value of such Portfolio Excess Spread and Servicing Rights and (y) the outstanding balance of the Purchase Price attributable to such Portfolio Excess Spread and Servicing Rights, each as determined by Administrative Agent. SPS shall have all the rights and remedies against Seller and the Purchased Assets and Repurchase Assets as set forth herein and under the UCC.

(e)           The foregoing provisions of this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03 Further Documentation. At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby. Seller also hereby authorizes Administrative Agent and SPS to file any such financing or continuation statement to the extent permitted by applicable law.

Section 4.04   Reserved.

Section 4.05 Limited Pledge of Ginnie Mae Servicing. To the extent that the pledge of the Seller’s right, title and interest in mortgage servicing rights under Servicing Contracts with Ginnie Mae shall at any time be included within the security interest created hereby, the Administrative Agent on behalf of itself and Buyers acknowledges and agrees that (x) the Seller is entitled to servicing income with respect to a given mortgage pool only so long as Seller is an approved Ginnie Mae issuer pursuant to Ginnie Mae rules, regulations, guides and similar announcements, including the Ginnie Mae Contract; (y) upon the Seller’s loss of such approved issuer status, the Administrative Agent’s and the Buyers’ rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Seller’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the rules, regulations, guides or similar announcements by Ginnie Mae, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contracts, the applicable Acknowledgment Agreements, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

Notwithstanding anything to the contrary contained herein:

(1)                                 The property subject to the security interest reflected in this instrument includes all of the right, title and interest of Quicken Loans Inc. (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and all right, title and interest of Debtor in such Pooled Mortgages, and pooled under the mortgage-backed securities program of the Government

National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

(2)                                 To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement dated as of May 2, 2016, with respect to the Security Interest (as defined in the applicable Acknowledgment Agreement), by and among Ginnie Mae, Debtor and Credit Suisse First Boston Mortgage Capital LLC; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

(3)                                 Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.

Section 4.06   Reserved.

Section 4.07  Acknowledgment Agreements. Notwithstanding any other provision hereof to the contrary, Administrative Agent may elect, but shall not be obligated, to treat Agency Servicing Rights and the related Participation Certificates as having zero Asset Value until the date on which an Acknowledgment Agreement covering such has been executed and delivered by the Seller, Administrative Agent, for the benefit of Buyers, and Ginnie Mae or such other investor or guarantor, as applicable.

Section 4.08  Reserved.

Section 4.09 Changes in Locations, Name, etc. Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or identity, unless it shall have given Administrative Agent at least 30 days’ prior written notice thereof and shall have delivered to Administrative Agent all Uniform Commercial Code financing statements and amendments thereto as Administrative Agent shall request and taken all other actions deemed necessary by Administrative Agent to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.10   Administrative Agent’s Appointment as Attorney-in-Fact.

(a)           Seller hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Administrative Agent’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Administrative Agent the power and right, on behalf of Seller, without assent by, but with notice to, Seller to do the following:

(i) in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii) except to the extent inconsistent with the applicable Servicing Contracts and the Acknowledgment Agreements, request that Ginnie Mae Servicing Rights and Servicing Rights in respect of Mortgage Loans owned by any other investor or guarantor be transferred to Administrative Agent, for the benefit of Buyers, or to another servicer approved by Ginnie Mae or such other investor or guarantor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Seller thereunder) all aspects of each Servicing Contract that is a Repurchase Asset consisting of Servicing Rights;

(iv) request distribution to Administrative Agent, for the benefit of Buyers, of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights and remaining after satisfaction of Seller’s relevant obligations to Ginnie Mae or such other investor or guarantor (as the case may be), including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet obligations of Seller to Ginnie Mae or such other investor or guarantor (as the case may be) under applicable Ginnie Mae Guides or such other investor’s or guarantor’s contract;

(v) deal with investors and any and all subservicers and master servicers in respect of any of the Servicing Rights related to Repurchase Assets in the same manner and with the same effect as if done by Seller;

(vi) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent, for the benefit of Buyers, or as Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any portion thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Administrative Agent may in its sole good faith discretion deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Administrative Agent in its sole good faith discretion deems necessary to protect, preserve or realize upon the Repurchase Assets and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

(b)           Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations (other than unasserted contingent claims for indemnification or reimbursement) have been paid in full and this Agreement is terminated.

(c)           Seller also authorizes Administrative Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.13 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d)           The powers conferred on Administrative Agent are solely to protect Administrative Agent’s interests, on behalf of Buyers, in the Repurchase Assets and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Administrative Agent, nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for with respect to the Administrative Agent, Administrative Agent’s own gross negligence or willful misconduct.

(e)           In addition to the foregoing, Seller agrees to execute a power of attorney (the “Power of Attorney”) in favor of Administrative Agent in the form of Exhibit B-1 hereto to be delivered on the Effective Date and in favor of SPS in the form of Exhibit B-2 hereto to be delivered on the Effective Date.

Notwithstanding anything to the contrary herein or any of the other Program Agreements, any appointment set forth in this Section 4.10 shall be subject to the Servicing Contracts and Acknowledgment Agreements entered into with Ginnie Mae.

Section 4.11  Performance by Administrative Agent of Seller’s Obligations. If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Administrative Agent itself performs or complies, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Administrative Agent actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Administrative Agent on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year.

Section 4.12   Proceeds.   If an Event of Default shall occur and be continuing, (a) all Proceeds of Repurchase Assets received by Seller consisting of cash, checks and other near-cash items shall be held by Seller in trust for Administrative Agent, segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Administrative Agent in the exact form received by Seller (duly endorsed by Seller to Administrative Agent, if required) and (b) any and all such Proceeds received by Administrative Agent, for the benefit of Buyers (whether from Seller or otherwise) may, in the sole good faith discretion of Administrative Agent, be held by Administrative Agent, for the benefit of Buyers, as collateral security for, and/or then or at any time thereafter may be applied by Administrative Agent against, the Obligations (whether matured or unmatured), such application to be in such order as Administrative Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.12 shall be subject to the Servicing Contract(s) and Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.13  Remedies. If an Event of Default shall occur and be continuing, Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the

Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including without limitation, Administrative Agent’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, Administrative Agent may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property. Without limiting the generality of the foregoing, Administrative Agent may terminate the Participation Interest in accordance with the Participation Agreement. Without limiting the generality of the foregoing, Administrative Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released. Seller further agrees, at Administrative Agent’s request, to assemble the Repurchase Assets and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at Seller’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Administrative Agent hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Administrative Agent may elect, and only after such application and after the payment by Administrative Agent of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Administrative Agent account for the surplus, if any, to Seller. To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Administrative Agent or Buyers arising out of the exercise by Administrative Agent or Buyers of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Administrative Agent or Buyers. If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the Proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Administrative Agent to collect such deficiency. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.13 shall be subject to the Servicing Contracts and Acknowledgment Agreements entered into with Ginnie Mae.

Section 4.14  Limitation on Duties Regarding Preservation of Repurchase Assets. Administrative Agent’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account. Neither Administrative Agent nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.

Section 4.15  Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.16  Release of Security Interest. Upon termination of this Agreement and (i) repayment to Administrative Agent, for the benefit of Buyers, of all Obligations (other than unasserted contingent claims for indemnification reimbursement) and the performance of all obligations under the Program Agreements and (ii) so long as no Event of Default has occurred hereunder, Administrative Agent and Buyers shall release their security interest in any remaining Repurchase Assets and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release. Notwithstanding the foregoing, Seller may, with prior notice to Administrative Agent, transfer or otherwise dispose of any Servicing Rights sold and/or pledged hereunder, and Administrative Agent and Seller shall amend Schedule 2 hereto to reflect such transfer or disposition, so long as (i) Seller has repaid to Administrative Agent all Obligations with respect to such Servicing Rights, (ii) after giving effect thereto, no Margin Deficit exists and (iii) no Event of Default shall exists; provided that, Administrative Agent shall not release its security interest in such Servicing Rights until all Obligations with respect to such Servicing Rights have been satisfied. In connection with any such transfer or disposition, Administrative Agent will, upon Seller’s request, deliver to or for the account of Seller, or authorize Seller or its agents to file, a UCC-3 financing statement to release Administrative Agent’s security interest in such Servicing Rights and Repurchase Assets.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Continuing Transaction. The obligation of Administrative Agent to continue the Transaction outstanding on the date of this Agreement on behalf of Buyers with the Seller hereunder is subject to the satisfaction, on or prior to the date of this Agreement, of the condition precedent that Administrative Agent shall have received all of the following items, each of which shall be satisfactory to Administrative Agent and its counsel in form and substance:

(a)           Program Agreements. The Program Agreements and a notice to the master servicer and trustee of the Eligible Securitization Transactions and the Servicing Contracts, as applicable, set forth on Schedule 2, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b)           Delivery of Repurchase Documents. Delivery of the Mortgage Loan Repurchase Agreement and other Repurchase Documents, executed and delivered by the parties thereto.

(c)           Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Assets and Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 and Form UCC-3, as applicable.

(d)           Organizational Documents. A certificate of the corporate secretary of Seller in form and substance acceptable to Administrative Agent, attaching certified copies of Seller’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(e)           Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date.

(f)            Incumbency Certificate. An incumbency certificate of the corporate secretary of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(g)           Opinion of Counsel. An opinion of Seller’s counsel, in form and substance reasonably acceptable to Administrative Agent in its sole good faith discretion, subject, however, to caveats, assumptions and limitations to which similar opinions are typically subject.

(h)           Servicing Contracts. Fully executed copies of each Servicing Contract certified as true, correct and complete by Seller.

(i)                                     Fees. Payment of any fees due to Administrative Agent hereunder.

(j)                                    Insurance.  Evidence that Seller has added Administrative Agent as an additional loss payee under the Seller’s Fidelity Insurance.

(k)           Agency Notices. Seller shall have delivered to the applicable Agency all applicable notices.

Section 5.02 All Transactions. The obligation of Administrative Agent on behalf of Buyers to enter into each Transaction with Seller (including the initial Transaction) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof:

(a)           Due Diligence Review. Without limiting the generality of Section 11.09 hereof, Administrative Agent shall have completed, to its satisfaction, its due diligence review of the related Assets.

(b)           Transaction Notice and Asset Schedule. In accordance with Section 2.02 hereof, Administrative Agent shall have received from Seller a Transaction Notice with an updated Asset Schedule which includes Assets related to a proposed Transaction hereunder on such Business Day.

(c)           No Margin Deficit. After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Base then in effect.

(d)           No Default.  No Default or Event of Default shall have occurred and be continuing.

(e)           Requirements of Law. Administrative Agent or Buyers shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

(f)            Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g)           Servicing Contracts; Assets. Administrative Agent shall have:

(i)            received the applicable Servicing Contract relating to any Purchased Assets, which Administrative Agent shall have determined prior to the first Transaction related to an Asset that relates to such Servicing Contract that such Servicing Contract is in form and substance satisfactory to Administrative Agent in its sole good faith discretion;

(ii)            reviewed the applicable pool of Mortgage Loans serviced by Seller pursuant to such Servicing Contracts, which pool shall be satisfactory to Administrative Agent in its sole good faith discretion;

(iii)          if required by Administrative Agent, received a fully executed amendment to each Servicing Contract necessary to cause such Servicing Contract to satisfy requirements for an Eligible Securitization Transaction or an Eligible Asset, as applicable, in form and substance satisfactory to Administrative Agent in its sole good faith discretion;

(iv)          received copies of all other consents and notices required under the related Servicing Contract and with respect to Agency Servicing Rights, the related Acknowledgment Agreement, each in form and substance satisfactory to Administrative Agent in its sole good faith discretion;

(v)         with respect to Transactions made in respect to Assets, received a report from Seller indicating all Protective Advances that have been disbursed and all Delinquency Advances will be disbursed by Seller into the account designated under the related Servicing Contract, which report shall include backup setting forth the date, amount and federal reference number for each such disbursement;

(vi)          with respect to Transactions entered into in respect of Servicing Rights, the Seller shall have delivered to the Administrative Agent the Seller’s related pricing model on or prior to the date which is three (3) Business Days prior to the requested Purchase Date;

(vii)          received a copy of the Participation Agreement, which Administrative Agent shall have determined prior to entering into the first Transaction related to an Asset that relates to such Participation Agreement that such Participation Agreement is in form and substance satisfactory to Administrative Agent in its sole discretion; and

(viii)                                received an updated Servicing Appraisal in accordance with Section 6.24.

(h)                                 Acknowledgment Agreements.  All Acknowledgment Agreements relating to Assets then pledged or to be pledged under this Agreement in connection with such Transaction, in all instances, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(i) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A)          Credit Suisse First Boston’s New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(B)          an event or events shall have occurred resulting in the effective absence of a market for financing debt obligations secured by mortgage loans similar to Purchased Mortgage Loans (as defined in the Mortgage Loan Repurchase Agreement) or securities backed by such mortgage loans or an event or events shall have occurred resulting in Buyers not being able to finance Eligible Assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

(C)          there shall have occurred a material adverse change in the financial condition of Buyers which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyers to fund their obligations under this Agreement;

provided that, (x) neither the Administrative Agent nor any Buyer shall invoke subclause (A), (B) or (C) with respect to the Seller unless the Administrative Agent shall invoke any similar clause contained in other similar agreements with terms similar to this Agreement between Administrative Agent and other Persons that are substantially similar to the Seller (including without limitation terms providing funding by Administrative Agent to such Person or Persons on a committed basis) and with respect to substantially the same types of assets as the Eligible Assets that would be the subject to a Transaction hereunder, and (y) the Administrative Agent shall give the Seller notice in form and substance deemed appropriate by the Administrative Agent, upon request, of the reasons (which may not be exhaustive) for the Administrative Agent’s good faith belief that any of subclause (A), (B) or (C) has occurred; provided that such notice shall not in any way reduce or limit or condition the rights and remedies of the Administrative Agent hereunder or under any other provision of the Agreement or the Program Agreement.

(j)            Participation Certificate. With respect to any Asset that constitutes a Participation Certificate, Administrative Agent shall have received the original Participation Certificate registered in the name of the Seller as initial participant and assigned to the Administrative Agent.

(k)           Fees. Administrative Agent shall have received payment in full of all fees and Expenses which are payable hereunder to Administrative Agent on or before such date.

ARTICLE VI

COVENANTS

Seller covenants and agrees that until the payment and satisfaction in full of all Obligations (other than unasserted contingent claims for indemnification or reimbursement), whether now existing or arising hereafter, shall have occurred:

Section 6.01 Litigation. Seller will promptly, and in any event within sixty (60) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in an aggregate amount greater than [***] or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.02 Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.03 Insurance. Seller shall continue to maintain, for Seller, and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to an amount acceptable to the Agencies. Seller shall maintain, for Seller, and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Assets in an aggregate amount at least equal to an amount acceptable to the Agencies. Seller shall notify Administrative Agent of any material change in the terms of any such Fidelity Insurance.

Section 6.04 No Adverse Claims. Seller warrants and will defend the right, title and interest of Administrative Agent and Buyers in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

Section 6.05 Assignment. Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or Repurchase Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets or Repurchase Assets in accordance with the Program Agreements.

Section 6.06 Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply in all material respects with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets and the related Repurchase Assets to comply in all material respects with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets and the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its material obligations under any Purchased Assets and the related Repurchase Assets and any Program Agreement.

Section 6.07 Records. (a) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and the related Repurchase Assets in accordance with industry custom and practice for assets similar to the Purchased Assets and the related Repurchase Assets and all such Records shall be in Seller’s possession unless Administrative Agent otherwise approves. Seller will not allow any such papers, records or files that are an original or an only copy to leave Seller’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and the related Repurchase Assets and preserve them against loss.

(b)           For so long as Administrative Agent and Buyers have an interest in or lien on any Purchased Assets or Repurchase Assets, Seller will hold or cause to be held all related Records in trust for Administrative Agent on behalf of Buyers. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.

(c)           Upon reasonable advance written notice from Administrative Agent and subject to the restrictions set forth in Section 11.11(a), Seller shall (x) make any and all such Records available to Administrative Agent to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants (which shall only be done in the presence of Seller’s Controller or other officer designated by Seller, which Person Seller shall make available to Administrative Agent).

Section 6.08 Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets (other than the related Servicing Rights, which are pledged, and not sold to Administrative Agent) to Administrative Agent.

Section 6.09 Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law in all material respects. Seller shall maintain its status with Ginnie Mae as an approved issuer in good standing (“Agency Approvals”). Seller shall service all Mortgage Loans in accordance in all material respects with the applicable Agency guide. Should Seller, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, Seller shall so notify Administrative Agent immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

Section 6.10 Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

Section 6.11 Collections on Assets and the Dedicated Account. During the occurrence and continuance of an Event of Default, prior to the Seller making any withdrawal from any custodial, escrow or clearing account maintained under the related Servicing Contract, the Seller shall instruct the related depository institution to remit all collections, payments and proceeds in respect of any Servicing Rights, including the Portfolio Excess Spread, (but only to the extent that such funds are payable to Seller free and clear of any Agency rights or other restrictions on transfer set forth in the Servicing Contracts) pledged hereunder to be deposited into the Dedicated Account. Seller shall not withdraw or direct the withdrawal or remittance of any amounts on account of any Asset related to any Servicing Contract from any custodial account into which such amounts have been deposited other than as permitted under the preceding sentence. Notwithstanding the foregoing, Administrative Agent and Buyers and Seller acknowledge and agree that funds collected by Seller with respect to Mortgage Loans subject to Servicing Contracts that are payable to third parties (including the holder or owner of the Mortgage Loans, taxing authorities and insurance providers) shall not be remitted to the Dedicated Account.

Section 6.12 Distributions. During the occurrence and continuance of an Event of Default related to Seller’s failure to comply with Sections 2.1, 2.3 or 2.4 of the Pricing Side Letter, Seller shall not (absent Administrative Agent’s prior written consent) pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; provided that, Seller may pay dividends or make any such other distribution solely in connection with the payment of taxes attributable to the preceding fiscal year, so long as such payment or distribution does not, after giving effect thereto, result in an Event of Default.

Section 6.13 Applicable Law. Seller shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 6.14 Existence. Subject to the provisions set forth in the definition of “Change in Control,” Seller shall preserve and maintain its legal existence and all of its franchises.

Section 6.15 Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.17 unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.

Section 6.16 Taxes. Seller shall timely file all federal income tax returns and all other material tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and charges or levies imposed on it or on its income or profits or on any of its property by any Governmental Authority prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained on the books of the Seller in accordance with GAAP.

Section 6.17 Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Program Agreements, (b) is between One Reverse Mortgage, LLC (while it is a “Seller” under the Mortgage Loan Repurchase Agreement) and Seller, or (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate; provided that clause (c) shall not apply to the extent that such transaction(s) consist of a lending arrangement with such Affiliate where the total amount of such transactions are, when made, less than the amount that Seller could have otherwise distributed as a dividend to all of its shareholders without such distribution (after giving effect thereto) resulting in an Event of Default.

Section 6.18 Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) those to which Administrative Agent consents in writing; (ii) those reflected in Seller’s Financial Statements or notes thereto, to the extent so reflected and (iii) those Guarantees in addition to those permitted by clause (i) or (ii) to the extent that they do not exceed [***] in the aggregate.

Section 6.19 Indebtedness. Seller shall not incur any additional Indebtedness in an amount greater than [***] (other than (i) the Existing Indebtedness in amounts not to exceed the amounts specified on Exhibit E hereto and (ii) usual and customary accounts payable for a mortgage company) without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed if the additional Indebtedness would not cause a violation of any of the Seller’s covenants in this Agreement. Notwithstanding the restrictions in the immediately preceding sentence, it is understood and agreed that Seller shall be permitted to: (1) increase the amount of its existing credit under its Existing Indebtedness and/or replace, refinance (including with a different lender), renew or extend such credit; (2) incur additional indebtedness with another lender secured by mortgage loans or mortgage servicing rights (and related advances); and/or (3) enter into another reverse repurchase facility similar to the one being provided under the Mortgage Loan Repurchase Agreement; provided, however, that any such action contemplated by this sentence shall not cause a violation of any of the Seller’s covenants in this Agreement.

Section 6.20 Termination of Servicing Notice. Seller shall give notice to Administrative Agent promptly upon (a) receipt or notice or knowledge by Executive Management of any default, notice of termination of servicing for cause under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute “Purchased Assets” or “Repurchase Assets” hereunder or (b) receipt or notice or knowledge by Executive Management of any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute “Purchased Assets” or “Repurchase Assets” hereunder.

Section 6.21 True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller any Affiliate thereof or any of their officers furnished to Administrative Agent hereunder and during Administrative Agent’s diligence of Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Administrative Agent pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.22 Servicing. Seller shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices and the Servicing Contracts.

Section 6.23 Assets Not To Be Evidenced by Promissory Notes. Seller shall not take any action, or permit any other Person to take any action, to cause any of the Assets to be evidenced by any “instrument” (as such term is defined in the Uniform Commercial Code), except in connection with the enforcement or collection of the Assets; provided that each Participation Certificate sold hereunder is intended to be a security (as such term is defined in the Uniform Commercial Code).

Section 6.24 Servicing Appraisals. Seller shall provide (i) a new Servicing Appraisal to the Administrative Agent once each calendar quarter and (ii) an internal valuation of the appraised value of the Servicing Rights pledged hereunder to Administrative Agent once each calendar month; provided, that the Servicing Appraisal for each calendar quarter must be provided to Administrative Agent no later than forty-five (45) days following the end of such quarter.

Section 6.25 Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller shall not be subject to any foreign, state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.

Section 6.26 Sharing of Information. Subject to the restrictions set forth in Section 11.11(a), Seller shall allow Administrative Agent and Buyers to exchange information related to Seller and the Transactions hereunder with Seller’s third party lenders and Seller shall permit each third party lender to share such information with Administrative Agent and Buyers.

Section 6.27 Modification of the Servicing Contracts and Participation Agreements. Seller shall not consent with respect to any Servicing Contracts or Participation Agreements related to any Asset that constitutes a Purchased Asset or Repurchase Asset, to (i) other than to comply with the guides of the applicable Agency, the modification, amendment or termination of such Servicing Contracts or Participation Agreements, (ii) other than to comply with the guides of the applicable Agency, the waiver of any provision of such Servicing Contracts or Participation Agreements or (iii) the resignation of Seller as servicer under the Servicing Contracts, or the assignment, transfer, or material delegation of any of its rights or obligations, under such Servicing Contracts or Participation Agreements, without the prior written consent of Administrative Agent exercised in Administrative Agent’s sole good faith discretion. Notwithstanding anything to the contrary herein or any of the other Program Agreements, Ginnie Mae has the absolute and unconditional right to modify the Ginnie Mae Guide at any time.

Section 6.28   Reserved.

Section 6.29 Change in NPV Model. The Seller shall not make any change in its NPV model or methodology that will be reasonably likely to materially and adversely affect Administrative Agent or any Buyer without the prior written consent of the Administrative Agent.

Section 6.30 Quality Control. Seller shall maintain an internal quality control program that verifies, on a regular basis, that applicable Servicing Contract requirements are being followed. Seller is to maintain a servicing file to include system notes, communications with Mortgage Loan borrowers, and documentation pertaining to servicing actions to include: foreclosure actions, loss mitigation approvals and rejections (along with all related modification and amendment documents), and any other activity that impacts the value of the Mortgage Loan serviced pursuant to a Servicing Contract pledged by Seller hereunder. Appropriate safeguards should be in place to guard against dishonest, fraudulent, or negligent acts that would reasonably be expected to impair the value of the Servicing Rights.

Section 6.31 Financial Covenants. Seller shall comply with the financial covenants set forth in Section 2 of the Pricing Side Letter.

Section 6.32 No Modification of Participation Agreements. Seller shall not consent, with respect to the Participation Agreements related to any Purchased Assets, to (i) the modification, amendment or termination of such Participation Agreements, (ii) the waiver of any provision of such Participation Agreements or (iii) the assignment, transfer, or material delegation of any of its rights or obligations, under Participation Agreements, without the prior written consent of Administrative Agent exercised in Administrative Agent’s good faith discretion. Notwithstanding anything to the contrary set forth in the Participation Agreements, the Administrative Agent and each Buyer is hereby appointed and is an intended third party beneficiary thereof, with full enforcement rights as if a party thereto.

Section 6.33 No Subservicing. Seller shall not permit any of the Purchased Assets or Repurchase Assets to be subject to any subservicing agreement or subservicing arrangement without the prior written consent of the Administrative Agent.

Section 6.34 Pledge or Assignment of Servicing Rights. Seller shall not pledge, grant a security interest or assign any existing or future rights to service any of the Purchased Assets and Repurchase Assets or to be compensated for servicing any of the Purchased Assets and Repurchase Assets, or pledge or grant to any Person any security interest in any Assets or Servicing Contracts pledged by Seller hereunder, other than to the Administrative Agent for the benefit of Buyers.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT UPON DEFAULT

Section 7.01 Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a)           Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price which has become due, on a Facility Payment Date, Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, (ii) make any payment due under any other warehouse and security agreement evidencing or securing Indebtedness of Seller to Administrative Agent or to any Affiliate of Administrative Agent when due, after expiration of any applicable grace period thereunder, (iii) cure any Margin Deficit when due pursuant to Section 2.05 hereof, or (iv) make any payment due under the terms of this Agreement not otherwise set forth in clauses (i) through (iii) above within [***] following Seller’s receipt of written notice of such failure.

(b)           Cross Acceleration. Seller shall be in default, beyond the expiration of any applicable grace or cure period, under any Indebtedness in excess of [***] in the aggregate of Seller, which default results in the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; provided that an Event of Default arising under this subsection (b) and all consequences thereof shall be annulled, waived and rescinded, automatically and without any action by Administrative Agent, if, within [***] after Seller received notice of such acceleration, (i) the Indebtedness that was the basis for such Event of Default has been discharged, or (ii) the holder or holders thereof have rescinded, annulled or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) the default that was the basis for such Event of Default has been cured.

(c)           Assignment. Assignment or attempted assignment by Seller of this Agreement or any rights hereunder not otherwise permitted by this Agreement without first obtaining the specific written consent of Administrative Agent, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets or Repurchase Assets to any person other than Administrative Agent for the benefit of Buyers.

(d)           Insolvency.  An Act of Insolvency shall have occurred with respect to Seller.

(e) Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Seller and its Affiliates taken as a whole shall occur, in each case as determined by Administrative Agent in its sole good faith discretion, or any other condition shall exist which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreements.

(f) Breach of Financial Representation or Covenant or Obligation. A breach by Seller in any material respect of any of the representations, warranties or covenants or obligations set forth in Sections 3.01 (Seller Existence), 3.07 (Solvency), 3.12 (Material Adverse Change), 3.19 (Adjusted Tangible Net Worth), 3.23 (Other Indebtedness), 6.02 (Prohibition of Fundamental Changes), 6.14 (Existence), 6.18 (Guarantees), 6.19 (Indebtedness), 6.23 (Assets Not To Be Evidenced by Promissory Notes), 6.25 (Plan Assets) and 6.31 (Financial Covenants) of this Agreement.

(g) Breach of Non-Financial Representation or Covenant. A breach by Seller of any other material representation, warranty or covenant set forth in this Agreement or any other Program Agreement (and not otherwise specified in Section 7.01(f) above), if such breach is not cured within [***] following Seller’s receipt of written notice of such failure (other than the representations and warranties set forth in Schedule 1-A and Schedule 1-B, which shall be considered solely for the determination of whether an Asset is an Eligible Asset, the Market Value of any Asset and the existence of a Margin Deficit).

(h)                                 Reserved.

(i)                                     Change in Control.  The occurrence of a Change in Control and a failure of Seller to repurchase all Purchased Assets (other than Servicing Rights, which are pledged, not sold, to Administrative Agent for the benefit of Buyers) subject to Transactions and pay all other amounts due hereunder within [***] thereof.

(j) Failure to Transfer. Seller fails to transfer a material portion of the Purchased Assets (other than Servicing Rights, which are pledged, and not sold, to Administrative Agent, for the benefit of Buyers) to Administrative Agent, for the benefit of Buyers on the applicable Purchase Date (provided Administrative Agent has tendered the related Purchase Price on behalf of Buyers).

(k) Judgment. A final judgment or judgments for the payment of money in excess of [***] in the aggregate shall be rendered against the Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof.

(l) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, or shall have taken any action to displace the Executive Management of Seller or to materially curtail its authority in the conduct of the business of Seller, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer or buyer of Mortgage Loans or securities backed thereby, and such action provided for in this Section 7.01(l) (i) is determined by the Administrative Agent in its sole good faith discretion to be materially adverse to Administrative Agent and Buyers taken as a whole, Seller, the Purchased Assets, Repurchase Assets or Seller’s ability to perform under this Agreement and (ii) shall not have been discontinued or stayed within [***].

(m) Inability to Perform. A Responsible Officer of Seller shall admit its inability to, or its intention not to, perform any of Seller’s Obligations hereunder.

(n) Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(o) Financial Statements. Seller’s audited annual Financial Statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

(p) Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or Seller or any Affiliate of Seller shall seek to disaffirm, terminate, limit or reduce its obligations hereunder.

(q) Servicing Contracts. (i) With respect to any Assets, a notice of termination of servicing for cause has been delivered, or a notice of termination of servicing for any other reason has been delivered, which has not been rescinded within five Business Days following delivery of such notice under any Servicing Contract (following the expiration of any applicable grace or cure period in the applicable Servicing Contract) unless all related Purchased Assets (other than Servicing Rights, which are pledged, and not sold, to Administrative Agent for the benefit of Buyers) are repurchased and the Repurchase Price for the related Transactions is paid in full (A) with respect to a notice of termination of servicing for cause, within five Business Days following delivery of such notice of termination as described herein or (B) with respect to any other notice of termination, on or before the date of such termination of servicing; or (ii) any actual termination of servicing under any Servicing Contract shall have occurred unless all related Purchased Assets (other than Servicing Rights, which are pledged, and not sold, to Administrative Agent for the benefit of Buyers) are repurchased and the Repurchase Price for the related Transactions is paid in full within [***] following such termination.

(r) Dedicated Account. Seller or any other Person shall have withdrawn any amounts on deposit in the Dedicated Account without the consent of Administrative Agent other than funds that do not constitute collections or recoveries of Receivables and funds deposited or withdrawn in error.

(s) Rating Agency Triggers. On and after the Seller receives a residential servicer rating or residential special loan servicer rating, such rating shall have fallen by at least two ratings (taking into account pluses and minuses) with at least one Rating Agency.

(t) Termination of Servicing Contracts. Seller’s rights to service Mortgage Loans for any one or more investors or guarantors under a Servicing Contract shall be terminated for cause (i.e., on account of act(s) or omission(s) by Seller for which the holder, or a trustee for the holder, of the relevant Mortgage Loans has the right under such Servicing Contract to terminate such servicing rights) unless (i) the Seller has remitted to Administrative Agent, within five (5) Business Days of such termination for cause, an amount sufficient to cover all outstanding Obligations and thereby terminated the Administrative Agent’s commitment hereunder or (ii) if such termination for cause relates to a Non-Agency Servicing Contract that accounts for less than [***] of the Purchase Price of the outstanding Transactions at the time of such termination, (A) the Seller has remitted to Administrative Agent, within [***] of such termination, an amount sufficient to cover all outstanding Obligations (but not including for this purpose amounts included in clause (e) of the definition of Obligations) related to such terminated Non-Agency Servicing Contract and (B) the Seller has submitted to Administrative Agent a written explanation and analysis of such termination and any additional information that Administrative Agent may request, within [***] of such termination, and Administrative Agent has determined in its sole good faith discretion that such termination is not materially adverse to Administrative Agent and Buyers taken as a whole, Seller, the Purchased Assets, the Repurchase Assets or Seller’s ability to perform under this Agreement and that such termination is not likely to result, directly or indirectly, in the termination of other Servicing Contracts.

Section 7.02 No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.

Section 7.03 Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by Administrative Agent, Administrative Agent may, by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Administrative Agent on behalf of Buyers to enter into Transactions with Seller shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Administrative Agent on behalf of Buyers to enter into Transactions with Seller shall immediately terminate. Administrative Agent may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Administrative Agent, whether under this Agreement or any other Program Agreement or afforded by applicable law.

Section 7.04 Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Seller agrees to pay to Administrative Agent reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Administrative Agent’s or Buyers’ rights, powers and remedies under this Agreement and each other Program Agreement.

Section 7.05 Default Rate. Without regard to whether Administrative Agent has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Pricing Rate shall be increased, to the extent permitted by law, as set forth in the proviso in the definition of “Pricing Rate” in the Pricing Side Letter.

ARTICLE VIII

REPORTS

Section 8.01   Default Notices.   Seller shall furnish to Administrative Agent(i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by Seller of any obligation under any Program Agreement or any material contract or agreement of Seller or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.

Section 8.02   Financial Notices. Seller shall furnish to Administrative Agent:

(a)           as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, the unaudited consolidated balance sheet of Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated Financial Statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

(b)           as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheet of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole good faith discretion, shall have no “going concern” qualification and shall state that said consolidated Financial Statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(c)           at the time the Seller furnishes each set of Financial Statements pursuant to Section 8.02(a) or (b) above, an Officer’s Compliance Certificate in the form of Exhibit A to the Pricing Side Letter.

(d)           as soon as available and in any event within thirty (30) days of receipt thereof;

(i)         if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller, within 5 Business Days of their filing with the SEC; provided, that, Seller will provide Administrative Agent and Credit Suisse First Boston Corporation with a copy of the annual 10-K filed with the SEC by Seller, no later than ninety (90) days after the end of the year;

(ii)          copies of relevant portions of all final written Agency, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) to the extent reasonably requested by Administrative Agent, “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(iii)          such other information regarding the financial condition, operations, or business of the Seller as Administrative Agent may reasonably request; provided that (A) any such request shall be made in writing and shall provide Seller at least ten (10) business days to provide such requested information, and (B) if Seller objects to the provision to Administrative Agent of any such requested information, Administrative Agent and Seller shall work in good faith to resolve any such objection, and Seller’s failure to provide such information before such objection is resolved shall not be a breach of this Section 8.02(d)(iii) or result in a Default or Event of Default under this Agreement; and

(iv)          in connection with the occurrence of any Event of Termination, a statement describing the particulars of such ERISA Event of Termination in reasonable detail.

Section 8.03 Notices of Certain Events. As soon as reasonably possible and in any event within five (5) Business Days of knowledge thereof, Seller shall furnish to Administrative Agent notice of the following events:

(a)           a material change in the insurance coverage required of Seller or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(b)           any material dispute, litigation, investigation, proceeding or suspension between Seller, on the one hand, and any Governmental Authority or any Person;

(c)           any material change in accounting policies or financial reporting practices of Seller;

(d)           any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;

(e)           any material default or non-renewal or termination of any material Indebtedness of Seller; provided that Seller shall give Administrative Agent notice of all Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing as of the date of, and through the disclosure in, the Officer’s Compliance Certificate required by Section 8.02(c), which Officer’s Compliance Certificate shall automatically update Exhibit E to this Agreement;

(f) upon Seller becoming aware during the normal course of its business of the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract, or the right of Seller to service Mortgage Loans thereunder with respect to any such Mortgage Loan(s) with an aggregate unpaid principal balance of at least $15,000,000 (or the termination or replacement of Seller thereunder), in such cases so as to affect materially (in an aggregate amount of at least $5,000,000) and the amounts collectible by Seller under such Servicing Contract or in connection with such right of Seller to service Mortgage Loans thereunder, the reason for such transfer, loss, termination or replacement, if known to Seller, and the effects that such transfer, loss, termination or replacement will have (or will be reasonably likely to have) on the prospects for full and timely collection of all amounts owing to Seller under or in respect of that Servicing Contract;

(g) upon Seller becoming aware during the normal course of its business of any default related to any Purchased Assets and the related Repurchase Assets or any lien or security interest (other than security interests created hereby, by the Mortgage or related documents or by the other Program Agreements) on, or claim asserted against, any of the Assets that, collectively with respect to the foregoing combined, are with respect to any Purchased Assets and the related Repurchase Assets related to Mortgage Loans with an aggregate unpaid principal balance of at least $15,000,000 and that has a material (in an aggregate amount of at least $2,000,000) and adverse effect on the value of such Purchased Assets and the related Repurchase Assets;

(h) any other event, circumstance or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect with respect to Seller; and

(i) the occurrence of any material employment dispute that would reasonably be expected to result in a Material Adverse Effect, and a description of the strategy for resolving such dispute.

Section 8.04 Portfolio Performance Data. On each Reporting Date of each calendar month, Seller will furnish to Administrative Agent electronically, in a format mutually acceptable to Administrative Agent and Seller, servicing information with respect to the Servicing Rights or Participation Certificates, as applicable, pledged hereunder, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced by Seller for the month (or any portion thereof) prior to the Reporting Date.

Section 8.05 Weekly Reporting. Seller shall at all times maintain a current list (which may be stored in electronic form) of all Assets. Seller shall deliver to Administrative Agent on the third Business Day of each week (the “Weekly Report Date”) a cumulative Asset Schedule, each of which, when so delivered, shall replace the current Asset Schedule and which may be delivered in electronic form acceptable to Administrative Agent (the “Weekly Report”). Seller shall deliver each such report to Administrative Agent not more than five (5) Business

Days after Seller has either prepared or received such report pursuant to the Servicing Contract. As of each Weekly Report Date, Seller hereby certifies, represents and warrants to Administrative Agent that (A) each such updated Asset Schedule is true, complete and correct in all material respects and (B) except as set forth in the Weekly Report, as of such Weekly Report Date, all of the Servicing Contracts are in full force and effect and Seller has not been terminated as the servicer or subservicer under any Servicing Contract.

Section 8.06 Other Reports. Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement.

ARTICLE IX

ENTIRE AGREEMENT; AMENDMENTS

AND WAIVERS; SEPARATE ACTIONS BY ADMINISTRATIVE AGENT

Section 9.01 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 9.02 Waivers, Separate Actions by Administrative Agent. Any amendment or waiver effected in accordance with this Article IX shall be binding upon Administrative Agent, Buyers and Seller; and Administrative Agent’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Administrative Agent of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder or under any of the Program Agreements shall be deemed to be continuing unless and until waived in writing by Administrative Agent, as provided in Section 9.01.

ARTICLE X

SUCCESSORS AND ASSIGNS

Section 10.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein. Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Administrative Agent; provided, however, such consent shall not be withheld if such assignment is to a wholly-owned Subsidiary of Seller and (a) such Subsidiary assumes the obligations hereunder assigned to it by Seller and has all necessary Agency approvals to perform such obligations, (b) Seller and such Subsidiary are jointly and severally responsible and liable for the performance of Seller’s obligations hereunder, (c) any such assignment includes the assignment of the Repurchase Assets but subject to the Liens of the Administrative Agent and does not adversely affect the then-existing Liens granted by Seller to Administrative Agent for the benefit of Buyers under this Agreement, (d) any such assignment does not have the possibility of resulting in any adverse effect on Administrative Agent and Buyers, taken as a whole, in the case of the bankruptcy of Seller or of such Subsidiary as determined by Administrative Agent in its sole good faith discretion, (e) Administrative Agent is given the opportunity to conduct appropriate due diligence and make its own determinations based on the results of such due diligence regarding whether or not to consent to such request, (f) the transfer is documented in a manner acceptable to Administrative Agent and includes any additional UCC filings as deemed appropriate by Administrative Agent, in each case, in Administrative Agent’s sole good faith discretion and (g) Administrative Agent has determined in its sole good faith discretion that such assignment is not adverse to Administrative Agent and Buyers, taken as a whole, or Administrative Agent’s and Buyers’, taken as a whole, rights and remedies under the Agreement, Seller, the Repurchase Assets or Seller’s ability to perform under this Agreement.

Section 10.02 Participations and Transfers. (a) Any Buyer may in accordance with applicable law at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of such Buyer’s rights and obligations under this Agreement and the other Program Agreements of $1,000,000 or more in outstanding Purchase Price. In the event of any such sale by such Buyer of participating interests to a Participant, such Buyer shall remain a party to the Transaction for all purposes under this Agreement and Seller shall continue to deal solely and directly with Administrative Agent and/or such Buyer in connection with such Buyer’s rights and obligations under this Agreement.

(b) Any Buyer or Administrative Agent may in accordance with applicable law at any time assign to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of such Buyer’s or Administrative Agent’s rights and obligations under this Agreement and the other Program Agreements; provided, however, absent an Event of Default (i) such Buyer or Administrative Agent shall give at least ten days’ prior notice thereof to Seller and (ii) any such Transferee that is not an Affiliate of Administrative Agent shall be subject to Seller’s prior written approval (which shall not be unreasonably withheld); and provided, further, that each such sale shall represent an interest in the Transactions with an aggregate Purchase Price of $1,000,000 or more. In the event of any such assignment by such Buyer or Administrative Agent of such Buyer’s or

Administrative Agent’s rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with Administrative Agent in connection with such Buyer’s rights and obligations under this Agreement (including such rights and obligations existing before such assignment and Buyer shall not be relieved of such obligations even if Seller consents to such assignment). Administrative Agent (acting as agent for Seller) shall maintain at its address referred to in Section 11.05, for review by the parties upon written request with reasonable notice, a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and Seller may treat each Person whose name is recorded in the Register as the owner of the Purchase Price in the Transactions recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register.

(c) All actions taken by Administrative Agent or Buyer pursuant to this Section 10.02 shall be at the expense of such Buyer or Administrative Agent on behalf of such Buyer. Administrative Agent and each Buyer may distribute to any prospective assignee or Participant any document or other information delivered to Administrative Agent and/or Buyers by Seller, so long as any such prospective assignee, Participant or Transferee shall execute a confidentiality agreement reasonably acceptable to Seller, it being understood that such agreement shall be deemed acceptable by Seller if it contains terms at least as restrictive as those set forth in Section 11.11 hereof, and Administrative Agent and Buyers shall reasonably cooperate with Seller in enforcing such confidentiality agreement for the benefit of Seller; provided, further, that no Seller shall be subject to any additional reporting requirements other than as set forth in the Program Agreements.

Section 10.03 Administrative Agent and Participant Register. (a) Subject to Section 10.02(b) and to acceptance and recording thereof pursuant to paragraph (b) of this Section 10.03, from and after the effective date specified in each assignment and acceptance between Administrative Agent and Administrative Agent’s assignee, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Administrative Agent under this Agreement. Any assignment or transfer by Administrative Agent of rights or obligations under this Agreement that does not comply with Section 10.02(b) and this Section 10.03 shall be treated for purposes of this Agreement as a sale by such Administrative Agent of a participation in such rights and obligations in accordance with Section 10.02.

(b) Administrative Agent (acting as an agent of Seller) shall maintain the Register on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation. The Register shall include the names and addresses of Administrative Agent and Buyers (including all assignees, successors and Participants), and the Purchase Price of the Transactions entered into by Administrative Agent. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such Transactions. If any Buyer or Administrative Agent on behalf of a Buyer sells a participation in any Transaction, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably requested.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Survival. This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transactions and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 11.02 Indemnification. Seller shall, and hereby agrees to, indemnify, defend and hold harmless Administrative Agent, each Buyer and each of their Affiliates and their respective directors, officers, agents, employees and counsel from and against any and all third-party losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it resulted from their own gross negligence or willful misconduct or as otherwise provided in Section 11.11(c)) (collectively, “Losses”) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Program Agreement, any Servicing Contract (other than Losses to the extent arising out of, as a consequence of, or by reason of the fact that the Servicing Rights were made subject to a Participation Agreement as contemplated therein) or the transactions contemplated hereby or thereby, (ii) Seller’s servicing practices or procedures; (iii) any actual or proposed use by Seller of the proceeds of the Purchase Price, and (iv) any Default, Event of Default or any other breach by Seller of any of the provisions of this Agreement or any other Program Agreement, including, without limitation, amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, Seller hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Seller’s obligations set forth in this Section 11.02 shall survive any termination of this Agreement and each other Program Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Seller shall, upon demand, pay to Administrative Agent on behalf of Buyers all costs and Expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Administrative Agent or Buyers in (i) enforcing or defending its rights under or in respect of this Agreement or any other Program Agreement, (ii) collecting the Mortgage Loan, (iii) foreclosing or otherwise collecting upon any Repurchase Assets and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. Nothing in this Section 11.02 shall limit Seller’s obligation to satisfy its Obligations.

Section 11.03 Nonliability of Administrative Agent or Buyers. The parties hereto agree that, notwithstanding any affiliation that may exist between Seller, on one hand, and Administrative Agent and Buyers, on the other, the relationship between Seller and Administrative Agent and Buyers shall be solely that of arms-length participants. Neither Administrative Agent nor any Buyer shall have any fiduciary responsibilities to Seller. Neither Administrative Agent nor any Buyer shall have any liability with respect to, and Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other Program Agreements or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, except to the extent such damages were the result of acts or omissions on the part of Administrative Agent or Buyers, as applicable, constituting willful misconduct or gross negligence.

Section 11.04 Governing Law; Jurisdiction, Waiver of Jury Trial: Waiver of Damages. (a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent or any Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) SELLER HEREBY WAIVES TRIAL BY JURY. SELLER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c) Seller further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Seller at the address set forth in Section 11.05 hereof.

(d) Nothing herein shall affect the right of Administrative Agent or Buyers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Seller in any other jurisdiction.

(e) Seller waives the posting of any bond otherwise required of Administrative Agent or any Buyer in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Administrative Agent or any Buyer, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Program Agreements.

Section 11.05 Notices. Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to Seller:

Quicken Loans Inc.

1050 Woodward Avenue

Detroit, Michigan 48226-1906

Attention: Julie Booth

Phone Number: (313) 373-7968

Fax Number: (877) 380-4048

Email: JulieBooth@quickenloans.com

with a copy to:

Quicken Loans Inc.

1050 Woodward Avenue

Detroit, Michigan 48226-1906

Attention: Angelo V. Vitale

Phone Number: (734) 805-7556

Fax Number: (877) 380-4045

Email: AngeloVitale@quickenloans.com

If to Administrative Agent or any Buyer:

For Transaction Notices:

CSFBMC LLC

c/o Credit Suisse Securities (USA) LLC

One Madison Avenue, 2nd floor

New York, New York 10010

Attention: Christopher Bergs, Resi Mortgage Warehouse Ops

Phone: 212-538-5087

E-mail: christopher.bergs@credit-suisse.com

with a copy to:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Attention:  Margaret Dellafera

Phone Number: 212-325-6471

Fax Number: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

For all other Notices:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, NY 10010

Attention: Margaret Dellafera

Phone Number: 212-325-6471

Fax Number: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

Section 11.06 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.07 Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.09 Periodic Due Diligence Review. Seller acknowledges that Administrative Agent has the right to perform continuing due diligence reviews with respect to Seller and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days’) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Administrative Agent or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Seller. Seller also shall make available to Administrative Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets. Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent on behalf of Buyers may enter into a Transaction related to any Assets with Seller based solely upon the information provided by Seller to Administrative Agent in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Transaction. Seller agrees to cooperate with Administrative Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Seller. Administrative Agent agrees that Seller shall not be responsible for the payment of any out-of-pocket costs and expenses incurred by Administrative Agent in connection with Administrative Agent’s activities pursuant to this Section 11.09; provided, that if a Default or Event of Default shall have occurred, Administrative Agent shall have the right to perform due diligence, at the sole expense of Seller.

Section 11.10  Reserved.

Section 11.11 Confidentiality.This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent, Buyers or Seller and shall be held by each party hereto, as applicable, and the Information (as defined below) is proprietary to Seller and shall be held by Administrative Agent and Buyers and their Affiliates (but only to the extent that such Affiliate has received Information), in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent or Seller, as applicable, except for (i) disclosure to Administrative Agent’s or Buyers’ or Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants or to Seller’s third party lenders as permitted by Section 6.26 above, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence and otherwise subject to this Section 11.11, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body (“Governmental Order”) or, only with respect to the name of Seller, disclosure required by a rating agency in connection with any securities issued by Administrative Agent or an Affiliate of Administrative Agent, (iii) disclosure as Seller, Administrative Agent or Buyers deem appropriate in connection with the enforcement of Seller’s, Administrative Agent’s or Buyers’ rights hereunder or under any Transaction; provided, that Administrative Agent and Buyers shall reasonably cooperate with Seller in its efforts to obtain a protective order or otherwise protect the confidentiality of such information for the benefit of Seller, (iv) disclosure of any confidential terms that are in the public domain other than due to a breach of this Agreement, (v) disclosure made to an assignee, participant, repledgee or any of their representatives, attorneys or accountants, but only to the extent such disclosure is necessary in connection with the Transactions or performing rights or obligations hereunder or (vi) disclosures required by contracts with Seller’s lenders and/or parties entering into, or contemplating the entering into, one or more transactions, including, without limitation, whole loan portfolio sales) with Seller, and conducting due diligence in connection therewith; provided, however, that any such disclosure to Seller’s lenders and/or such other parties shall be made subject to confidentiality agreements satisfactory to Administrative Agent, in Administrative Agent’s exercise of its reasonable discretion; provided, further, that Seller shall provide to Administrative Agent copies of such contracts with such Seller’s lenders and/or such other parties requesting copies of this Agreement; and provided, further, that any such disclosure under clauses (i) or (v) shall only be permitted if the recipient executed a confidentiality agreement reasonably acceptable to Seller, it being understood that such agreement shall be deemed to be acceptable by Seller if it contains terms at least as restrictive as those contained in this Section 11.11, or if such recipient is otherwise bound by law or ethical conduct to hold such information as confidential, and in each case, Administrative Agent and Buyers shall reasonably cooperate with Seller in enforcing such confidentiality agreement or obligations, as applicable, for the benefit of Seller. In furtherance of the foregoing, none of Administrative Agent, a Buyer or any of their Affiliates shall use any of the Information (as defined below) except in connection with their administration of, enforcement of and/or exercise of remedies under, this Agreement and the Transactions hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Administrative Agent or Buyers or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price and any other fees in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal income tax treatment of the Transactions and is not relevant to understanding the purported or claimed federal income tax treatment of the Transactions, without the prior written consent of Administrative Agent. For the purposes of this Section 11.11, “Information” means all information received from or on behalf of Seller relating to Seller or any of its Affiliates, other than (i) any such information that is available to Administrative Agent or Buyers on a nonconfidential basis prior to disclosure by or on behalf of Seller, (ii) any information that is in the public domain or is made publicly available other than as a result of a breach of this Agreement, (iii) information developed independently by Administrative Agent or Buyers and (iv) in the event of an Event of Default Administrative Agent determines in its sole good faith discretion such information to be necessary or reasonably desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Administrative Agent’s and Buyers’ rights hereunder.Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent and Buyers which Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Seller will provide evidence reasonably satisfactory to allow Administrative Agent to confirm that the providing party has satisfied its obligations as required under this section. Without limitation, this may include Administrative Agent’s review of audits, summaries of test results, and other equivalent evaluations of Seller. Seller shall notify Administrative Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Buyers or any Affiliate of Administrative Agent or Buyers provided directly to Seller by Administrative Agent or Buyers or such Affiliate. Seller shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.Without limiting the obligations and undertakings of the Seller under this Agreement, the applicable Buyer or Administrative Agent shall be responsible for all actual out of pocket losses, damages, liabilities, judgments or expenses, including those incurred by Seller or its Affiliates, to the extent arising solely out of or resulting solely from any breach by Administrative Agent or such Buyer, its Affiliates or their respective agents of any law, rule or regulation, including the Act, in all cases, applicable to the Confidential Information; provided that disclosure of Confidential Information shall not be considered a breach by Administrative Agent, Buyers, their Affiliates or their respective agents if such disclosure is required by law, rule, regulation or order of a court or other regulatory body. The provisions of this Section 11.11(c) shall survive for the period of time prescribed in the Act with respect to Confidential Information or such other period provided by law.The provisions of Section 11.11(a) and (b) shall survive for three (3) years after any termination of this Agreement, provided however, any Confidential Information retained by Administrative Agent or Buyers beyond such period shall be maintained in accordance with Administrative Agent’s or Buyers’ information security policies.

Section 11.12 Set-off.  In addition to any rights and remedies of Administrative Agent and Buyers hereunder and by law, Administrative Agent on behalf of Buyers shall have the right, without prior notice to Seller (except for such notice and right to cure as may be specifically provided hereunder in connection with certain Events of Default), any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount due and payable by Seller hereunder to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Administrative Agent or any Affiliate of Administrative Agent that is the “Administrative Agent” as defined in the Mortgage Loan Repurchase Agreement (but for such Affiliate of Administrative Agent, only until the earlier of (i) the date such Affiliate of Administrative Agent ceases to be the “Administrative Agent” as defined in the Mortgage Loan Repurchase Agreement, and (ii) the date the aggregate outstanding “Repurchase Price” under such Mortgage Loan Repurchase Agreement has been paid in full and all “Transactions” under the Mortgage Loan Repurchase Agreement have terminated) to or for the credit or the account of Seller. Administrative Agent agrees promptly to notify Seller after any such set-off and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.13  Intent.

(a)           The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b)           It is understood that any party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 hereof is a contractual right to liquidate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

(c)           The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)           It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)           This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.

(f)            Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g)           The parties acknowledge and agree that it is their intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as Indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. The parties agree to take no action inconsistent with such treatment unless required by applicable law or final determination of a taxing authority.

Section 11.14  Acknowledgment of Administration of Repurchase Agreement.

Administrative Agent may allocate to existing Buyers certain Purchased Assets and the related Repurchase Assets and related Transactions. Administrative Agent shall update the Register as provided in Section 10.02(b) and Section 10.03 with respect to such allocation of Purchased Assets. The Administrative Agent shall administer the provisions of this Agreement for the benefit of the Buyers. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent, for the benefit of the Buyers. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 4.13. The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer. All provisions of the Agreement shall survive the transfers contemplated herein. Notwithstanding that multiple Buyers may purchase individual Assets subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder.

Section 11.15  Bankruptcy Non-Petition.The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law, for one (1) year and one (1) day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

Section 11.16  Limited Recourse.The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment by such CP Conduit of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other debtor relief law for any such insufficiency until such date).

Notwithstanding anything in any Program Agreement to the contrary, including, without limitation, any of the waivers in this Section 11.16, CS Cayman shall be liable for all of the obligations of any CP Conduit under any of the Program Agreements.

Section 11.17  Amendment and Restatement.

Administrative Agent, as a Buyer, and Seller entered into the Existing Master Repurchase Agreement. Administrative Agent, Seller and Buyers desire to enter into this Agreement in order to amend and restate the Existing Master Repurchase Agreement in its entirety. The amendment and restatement of the Existing Master Repurchase Agreement shall become effective on the date hereof, and each of Administrative Agent, Seller and Buyers shall hereafter be bound by the terms and conditions of this Agreement and the other Program Agreements. This Agreement amends and restates the terms and conditions of the Existing Master Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Administrative Agent, Seller and Buyers that the security interests and liens granted in the Purchased Assets pursuant to Section 4.02 of the Existing Master Repurchase Agreement shall continue in full force and effect. All references to the Existing Master Repurchase Agreement in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

Section 11.18  Conflicts.

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

Section 11.19  General Interpretive Principles.For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)                                  references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                                 a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)                                   the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)                                  all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;

(h)                                 all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and

(i)                                    an Event of Default that has been waived in writing shall be deemed not to be continuing.

IN WITNESS WHEREOF, Seller, Administrative Agent and Buyers have caused this Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC, as
Administrative Agent

By:	/s/ Margaret Dellafera
	Name:	Margaret Dellafera
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Buyer

By:	/s/ Oliver Nisenson
	Name:	Oliver Nisenson
	Title:	Director

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch, as Attorney-in-Fact

By:	/s/ Oliver Nisenson
	Name:	Oliver Nisenson
	Title:	Director

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Authorized Signatory

Signature Page to Amended and Restated Master Repurchase Agreement (MSR)

QUICKEN LOANS INC., as Seller

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	CEO

Signature Page to Amended and Restated Master Repurchase Agreement (MSR)

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES REGARDING ASSETS

Seller makes the following representations and warranties to Administrative Agent with respect to each Asset that is subject to a Transaction hereunder and at all times while the Purchased Assets are subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.

(a)                                 Asset Schedule. The Asset Schedule most recently submitted to Administrative Agent is a true and complete list of the Assets pledged hereunder as of the date of submission (except for any immaterial inaccuracy resulting from ministerial errors which are promptly corrected after Seller receives notice thereof).

(b)                                 Servicing Contracts. All of the Servicing Contracts with respect to such Assets are in full force and effect and have not been modified and Seller as servicer has not been terminated thereunder.

(c)                                  Assignment. Pursuant to this Agreement, Seller grants to the Administrative Agent for the benefit of Buyers a valid security interest in all the right, title and interest of such Seller in and to the Repurchase Assets and the Related Security with respect to the Assets, which security interest is perfected and of first priority, enforceable against, and creating an interest prior in right to, all creditors of and purchasers from Seller.

(d)                                 No Liens. Each Purchased Asset conveyed (other than Servicing Rights, which are pledged, not sold, to Administrative Agent for the benefit of Buyers) and pledged on such Purchase Date is owned by the Seller free and clear of any Lien, except as provided herein, and is not subject to any dispute or other adverse claim, except as provided herein. The Administrative Agent’s security interest in such Purchased Assets, the Related Security and the Collections with respect thereto, is free and clear of any Lien, except as provided herein. The Seller has not and will not prior to the time of the pledge of any such interest to the Administrative Agent for the benefit of the applicable Buyers have sold, pledged, assigned, transferred or subjected and will not thereafter sell, pledge, assign, transfer or subject to a Lien any of such Purchased Assets, the Related Security or the Collections other than in accordance with the terms of this Agreement.

(e)                                  Filings. On or prior to each Purchase Date, all financing statements and other documents required to be recorded or filed in order to perfect the Administrative Agent’s security interest in, and protect the Assets and the other related Assets against all creditors of, and purchasers from, Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

Schedule 1-A-1

(f)                                   Collection Policy. Seller has complied in all material respects with the Collection Policy in regard to each Asset and related Servicing Contract. Seller has not extended or modified the terms of any Asset or the related Servicing Contract except in accordance with the Collection Policy.

(g)                                  Adverse Selection. Seller has not selected the Purchased Assets in a manner that will adversely affect Administrative Agent’s or the applicable Buyers’ interests.

(h)                                 No Subservicing. Except as otherwise disclosed to Administrative Agent, all of the Purchased Assets constituting Servicing Rights pledged hereunder constitute direct servicing rights (and not subservicing rights.)

(i)                                     Good Title. Seller has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby.

(j)                                    No Defenses. Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person and there are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Administrative Agent under this Agreement and no obligor has any defense, set off, claim or counterclaim against Seller that can be asserted against Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the related Mortgage Loan or otherwise.

(k)                                 Amount Outstanding. The amount represented by Seller to Administrative Agent as owing by an obligor under each Mortgage Loan being serviced under a Servicing Contract is the correct amount actually owing by that obligor.

Schedule 1-A-2

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: ASSETS CONSISTING OF

PARTICIPATION CERTIFICATES

(a)           Servicing Contract. The representations and warranties with respect to the related Servicing Contract set forth on Schedule 1-A are true and correct in all material respects.

(b)           Participation Certificate. The Participation Certificate is a Participation Interest in the Portfolio Excess Spread evidenced by such Participation Certificate.

(c)           All Participation Interests. The Participation Certificate constitutes all the issued and outstanding Participation Interests of all classes issued pursuant to the Participation Agreement and is certificated.

(d)           Delivery to Administrative Agent. Subject to any rights of any Agency, upon delivery to the Administrative Agent of the Participation Certificates (and assuming the continuing possession by the Administrative Agent of such certificate in accordance with the requirements of applicable law) and the filing of a financing statement covering the Participation Certificate in the State of Michigan and naming the Seller as debtor and the Administrative Agent as secured party, Seller has pledged to Administrative Agent all of its right, title and interest to the Participation Certificates to Administrative Agent. Subject to the rights of any Agency, the Lien granted hereunder is a first priority Lien in the Participation Certificate.

(e)           Participation Agreement.

(i)            Subject to the rights of any Agency, the Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Participation Agreement without the consent of Administrative Agent.

(ii)           Subject to the rights of any Agency, the terms of the Participation Agreement have not been impaired, altered or modified in any respect.

(iii)          A true and correct copy of the Participation Agreement has been delivered to Administrative Agent.

(iv)          Subject to the rights of any Agency, Seller has complied with all terms of each Participation Agreement pledged hereunder and has fulfilled all obligations with respect thereto.

(v)           Subject to the rights of any Agency, Seller has granted to the holder a valid security interest in all the right, title and interest of Seller in and to the Portfolio Excess Spread, which security interest is perfected and of first priority, enforceable against, creating an interest prior in right to, all creditors of Seller.

Schedule 1-B-1

SCHEDULE 2

ELIGIBLE SECURITIZATION TRANSACTIONS, SERVICING CONTRACTS

AND PARTICIPATION AGREEMENTS:

AGENCY SERVICING CONTRACTS:

Related Servicing
Description of Servicing Contract	Cut-off Date

Master Servicing Agreement, dated September 25, 2009, between Government National Mortgage Association (“Ginnie Mae”) and Quicken Loans Inc. (“Seller”), together with the applicable Guaranty Agreements and contractual agreements between Ginnie Mae and Seller and the Ginnie Mae Mortgage Backed Securities Guide, as amended from time to time.

N/A

NON-AGENCY SERVICING CONTRACTS:

Related Servicing
Description of Servicing Contract	Cut-off Date
NONE

PARTICIPATION AGREEMENTS:

The Amended and Restated Master Spread Participation Agreement dated as of February 26, 2016, by and among Quicken Loans Inc. and Quicken Loans Inc., as the initial participant, as amended from time to time.

Schedule 2-1

SCHEDULE 3

RESPONSIBLE OFFICERS

Name	Title	Signature
William Emerson	Vice Chairman	/s/ William Emerson
Jay Farner	CEO	/s/ Jay Farner
Robert Walters	President and COO	/s/ Robert Walters
William Banfield	EVP, Capital Markets	/s/ William Banfield
Julie Booth	CFO & Treasurer	/s/ Julie Booth
Angelo V. Vitale	Secretary, Executive Vice President and General Counsel	/s/ Angelo V. Vitale
Rob Wilson	Vice President, Treasury	/s/ Rob Wilson
Jennifer (Becky) Vosler	Director of Treasury Operations	/s/ Jennifer (Becky) Vosler
Julie Erhardt	Team Leader, Treasury Operations	/s/ Julie Erhardt
Renee Jones	Senior Treasury Operations Analyst	/s/ Renee Jones
Sarah Holtz	Senior Treasury Operations Analyst	/s/ Sarah Holtz
Danny Mahoney	Treasury Operations Analyst	/s/ Danny Mahoney
Duane Kniffen	Vice President, Capital Markets	/s/ Duane Kniffen
Jessica Goers	Director, Transaction Management	/s/ Jessica Goers
Matt Boylan	Transaction Manager	/s/ Matt Boylan

Schedule 3-1

Name	Title	Signature
Jonathan Leija	Transaction Manager	/s/ Jonathan Leija
Mike Hoover	Transaction Manager	/s/ Mike Hoover
Stephanie Milici	Transaction Manager	/s/ Stephanie Milici
Michael Codd	Team Leader, Capital Markets	/s/ Michael Codd
Brandon Janness	Team Captain, Capital Markets	/s/ Brandon Janness
Heather McPherson	Team Leader, Capital Markets	/s/ Heather McPherson
Jamie Licavoli	Dir. Post Closing	/s/ Jamie Licavoli
Daniel Domagala	Team Captain, Capital Markets	/s/ Daniel Domagala
Meredith Michalec	Collateral Coordinator	/s/ Meredith Michalec

Schedule 3-2

SCHEDULE 4

LITIGATION

I. Ordinary Course of Business Litigation

As a residential mortgage lender originating, closing and servicing loans in all 50 states, Quicken Loans Inc. (and its Subsidiaries) may, at any point in time, be named as a party to dozens of legal proceedings which arise in the ordinary course of business, such as actions alleging improper lending practices, improper servicing, quiet title actions, improper foreclosure practices, violations of consumer protection laws, etc. and on account of consumer bankruptcies. In many of these actions, Quicken Loans (and its Subsidiaries) may not be the real party of interest (because Quicken Loans is not the servicer of the loan or the holder of the note) but it may appear in the pleadings because it is in the chain of title to property over which there may be a dispute. Such matters are turned over to the servicer of the loan for those loans Quicken Loans or its Subsidiary do not service. In other cases, such as lien avoidance cases brought in bankruptcy, Quicken Loans or its Subsidiary are insured by title insurance and the case is turned over to the title insurer who tenders our defense.

As to other matters that arise in the ordinary course, management does not believe that the amount of liability, if any, for any of the pending matters individually or in the aggregate will materially affect Quicken Loans’ consolidated financial position in a material way. However, regardless of the outcome of this or other matters referred to herein, litigation can have a significant effect on Quicken Loans and its Subsidiaries for other reasons such as defense costs, diversion of management focus and resources, and other factors. To the best of Quicken Loans’ information and belief, there are no outstanding judgments, liens or orders that have not been satisfied.

II. Non-Ordinary Course of Business Litigation

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
United States of America vs. Quicken Loans Inc.	US District Court, Eastern District, Michigan	16-cv-14050	False Claims Act	The U.S. claims that QL violated the False Claims Act by falsely certifying that FHA loans made by Quicken Loans met FHA underwriting requirements.	4/23/2015
Alex Jacobs vs. Quicken Loans Inc.	US District Court, Southern District, Florida	15-cv-81386	TCPA

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming QL used prerecorded voice messaging and automatic dialers for marketing purposes on cell phones without consent.

10/8/2015
Residential Funding Company vs. Quicken Loans Inc., et al.	District Court, Hennepin County, Minnesota	14-cv-3111	Breach of Contract	Plaintiff asserts claims for repurchase or indemnification based on origination and underwriting errors.	12/16/2013

Schedule 4-1

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Deutsche Bank National Trust Company, solely as Trustee of the Harborview Mortgage Loan Trust (2007-7) vs. Quicken Loans Inc.	Supreme Court, New York County, New York	13-653048	Breach of Contract

Plaintiff-trustee, on behalf of Freddie Mac, claims that Quicken Loans breached a contract to sell loans consistent with certain representations and warranties and failed to repurchase loans when required. * Notice of Appeal filed by Plaintiff, Deutsche Bank National Trust Company.

8/30/2013
Phillip Alig, et al. vs. Quicken Loans Inc., et al.	US District Court, Northern District, WestVirginia	11-c-428	Lender Liability	Class action lawsuit alleging violation of state consumer protection statutes for providing homeowner’s estimated values to appraisers.	6/25/2012
Eileen Nece vs. Quicken Loans	United States District Court Middle District of Florida	8:16-cv-02605- SDM-TBM	Lender Liability

Putative class action alleges violations of the Telephone Consumer Protection Act by claiming: (a) QL called her, without express consent, on her landline using a prerecorded message; (b) QL called her, without express consent, even though her number was on the national DNC list; (c) QL called her without having procedures in place for maintaining an internal DNC list; and (d) QL failed to timely opt her out.

9/8/2016
Re/Max, LLC vs. Quicken Loans Inc.	US District Court, Colorado	16-CV-02357- CMA	Breach of Contract

Breach of contract claim alleging that RE/MAX fulfilled their duties under the terms of the contract and that Quicken Loans failed to perform its obligations, namely, to make payment for services provided.

9/20/2016

Schedule 4-2

Case Title	Court	Case Number	Nature of Action	Description of Claims	Date Served
Tamika McLemore vs. Quicken Loans Inc.	US District Court, Michigan	16-cv-14397	TCPA

Plaintiff alleges violation of the Telephone Consumer Protection Act by claiming: (a) QL used prerecorded messages when calling her, (b) QL called her using an autodialer, and (c) QL called her despite the fact that her number was on the National DNC list. McLemore claims that she never provided express written consent for QL to contact her using any of the methods described above.

12/23/2016

III. Regulatory and Administrative Matters

As a non-depository mortgage banker, Quicken Loans (and its Subsidiaries) are regulated by and subject to various state agencies that oversee and regulate (a) mortgage lending and the activities of bank and/or non-bank financial institutions and/or (b) insurance agency / escrow agent activities and practices. These state agencies are generally authorized to: issue licenses or registrations where state law requires; conduct periodic on-site or remote audits or examinations of the regulated institution’s books, files and practices; investigate consumer complaints; issue findings of audit or compliance variances that may require refunds to borrowers for charges beyond those permitted under the state’s laws or regulations; assess fines or penalties if administrative rules are not adhered to, and/or require other corrective actions to be taken. These agencies also have the authority to seek revocation of an institution’s or individual’s license or registration to operate as a mortgage lender or loan originator in the state. In the ordinary course of business and in any given year, Quicken Loans (and its Subsidiaries) participate in and respond to numerous regular periodic state examinations, while at the same time responding to examination findings from other states. In some instances, Quicken Loans (and its Subsidiaries) may dispute the state agency’s findings and/or attempt to reconcile our differences. In other instances Quicken Loans (and its Subsidiaries) may undertake corrective action before being required to do so by the state regulator. In some states, the state’s attorney general may also investigate consumer complaints regarding mortgage lending and issue subpoenas, commence informal inquiries or formal investigations. As a licensed mortgage banker, we are in the ordinary course of business, subject to such inquiries and investigations. Quicken Loans and its Subsidiaries have thirty team members on its legal/compliance team consisting of in-house lawyers, paralegals and compliance personnel who manage this part of the business. Although Quicken Loans (and its Subsidiaries) may currently be subject to various state examinations and consumer complaint inquiries, management does not believe the outcomes of these examinations or inquiries, individually or in the aggregate, will materially affect Quicken Loans’ consolidated financial position or operations in a material way.

Dated:  May 24, 2017

Schedule 4-3

EXHIBIT A

RESERVED

Exhibit A-1

EXHIBIT B-1

FORM OF POWER OF ATTORNEY

Reference is made to the Amended and Restated Master Repurchase Agreement (Participation Certificates and Servicing), dated as of May 24, 2017 (as amended from time to time, the “Agreement”) among Quicken Loans Inc. (the “Seller”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”).

KNOW ALL MEN BY THESE PRESENTS, Seller hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Administrative Agent’s discretion, in accordance with the terms of the Agreement, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Administrative Agent the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if permitted under the terms of the Agreement, to do the following:

(i)          in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to (i) all receivables arising under or related to any servicing contract described in the Agreement; (ii) all servicing rights arising under or related to any servicing contract described in the Agreement; (iii) all rights to reimbursement of assets under related servicing contracts described in the Agreement; (iv) any accounts described in the Agreement; (v) all records, instruments or other documentation evidencing any of the foregoing; (vi) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under any related servicing contracts described in the Agreement); and (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing, other than cash distributions and proceeds previously withdrawn from an account in accordance with the terms of the Agreement and other than any software relating to such servicing rights or to the related servicing contracts and the mortgage loans serviced thereunder as described in the Agreement (any and all property listed in clauses (i) through (vii), collectively, the “Repurchase Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Repurchase Assets whenever payable;

Exhibit B-1-1

(ii)                             to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii)                               except to the extent inconsistent with the applicable Servicing Contracts and the Acknowledgment Agreements, request that Ginnie Mae Servicing Rights and Servicing Rights in respect of Mortgage Loans related to Repurchase Assets owned by any other investor or guarantor be transferred to Administrative Agent or to another servicer approved by Ginnie Mae or such other investor or guarantor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Seller thereunder) all aspects of each Servicing Contract that is related to Servicing Rights related to Repurchase Assets;

(iv)                             request distribution to Administrative Agent of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights and remaining after satisfaction of Seller’s relevant obligations to Ginnie Mae or such other investor or guarantor (as the case may be), including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet obligations of Seller to Ginnie Mae or such other investor or guarantor (as the case may be) under applicable Ginnie Mae Guides or such other investor’s or guarantor’s contract;

(v)                           deal with investors and any and all subservicers and master servicers in respect of any Servicing Rights related to Repurchase Assets in the same manner and with the same effect as if done by Seller; and

(vi)                             (A) to direct any party liable for any payment under any Repurchase Asset to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Asset; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Asset or any portion thereof and to enforce any other right in respect of any Repurchase Asset; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Asset; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Administrative Agent may in its sole good faith discretion deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Asset as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Administrative Agent in its sole good faith discretion deems necessary to protect, preserve or realize upon the Repurchase Asset and Administrative Agent’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Seller might do.

Exhibit B-1-2

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and the Agreement is terminated.

Seller also authorizes Administrative Agent, at any time and from time to time, to execute, in connection with any sale provided for in the Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Administrative Agent are solely to protect Administrative Agent’s interests in the Repurchase Assets and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Administrative Agent nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for Administrative Agent’s own gross negligence or willful misconduct.

Notwithstanding anything to the contrary herein or any of the other Program Agreements, this power of attorney shall be subject to the Servicing Contracts and Acknowledgment Agreements entered into with Ginnie Mae.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

Exhibit B-1-3

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this     day of            , 2017.

QUICKEN LOANS INC.

By:
Name:
Title:

Exhibit B-1-4

STATE OF	)
) ss.:
COUNTY OF	)

On the              day of          , 2017 before me, a Notary Public in and for said State, personally appeared                     , known to me to be                                                of Quicken Loans Inc., the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exhibit B-1-5

EXHIBIT B-2

FORM OF POWER OF ATTORNEY

Reference is made to the Amended and Restated Master Repurchase Agreement (Participation Certificates and Servicing), dated as of May 24, 2017 (as amended from time to time, the “Agreement”) among Quicken Loans Inc. (the “Seller”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”)

KNOW ALL MEN BY THESE PRESENTS, Seller hereby irrevocably constitutes and appoints Select Portfolio Servicing, Inc. (“SPS”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in SPS’s discretion, in accordance with the terms of the Agreement, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, Seller hereby gives SPS the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if permitted under the terms of the Agreement, to do the following:

(i)            in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to all servicing rights arising under or related to any servicing contract described in the Agreement (the “Repurchase Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by SPS for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;

(ii)           to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii)          except to the extent inconsistent with the applicable Servicing Contracts and the Acknowledgment Agreements, request that Ginnie Mae Servicing Rights and Servicing Rights in respect of Mortgage Loans related to Repurchase Assets owned by any other investor or guarantor be transferred to SPS or to another servicer approved by Ginnie Mae or such other investor or guarantor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Seller thereunder) all aspects of each Servicing Contract that is related to Servicing Rights related to Repurchase Assets;

(iv)          request distribution to SPS of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights and remaining after satisfaction of Seller’s relevant obligations to Ginnie Mae or such other investor or guarantor (as the case may be), including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet

Exhibit B-2-1

obligations of Seller to Ginnie Mae or such other investor or guarantor (as the case may be) under applicable Ginnie Mae Guides or such other investor’s or guarantor’s contract;

(v)                          deal with investors and any and all subservicers and master servicers in respect of any Servicing Rights related to Repurchase Assets in the same manner and with the same effect as if done by Seller; and

(vi)                       (A) to direct any party liable for any payment under any Repurchase Asset to make payment of any and all moneys due or to become due thereunder directly to SPS or as SPS shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Asset; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Asset or any portion thereof and to enforce any other right in respect of any Repurchase Asset; (E)              to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Asset; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases  as  SPS may, in its sole good faith discretion, dee  appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though SPS were the absolute owner thereof for all purposes, and to do, at SPS’s option and Seller’s expense, at any time, and from time to time, all acts and things which SPS, in its sole good faith discretion, deems necessary to protect, preserve or realize upon the Repurchase Asset and SPS’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Seller might do.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and the Agreement is terminated.

Seller also authorizes SPS, at any time and from time to time, to execute, in connection with any sale provided for in the Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on SPS are solely to protect SPS’s interests in the Repurchase Assets and shall not impose any duty upon SPS to exercise any such powers. SPS shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither SPS nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for SPS’s own gross negligence or willful misconduct.

Notwithstanding anything to the contrary herein or any of the other Program Agreements, this power of attorney shall be subject to the Servicing Contracts and Acknowledgment Agreements entered into with Ginnie Mae.

Exhibit B-2-2

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY,  AND  SPS  ON  ITS  OWN  BEHALF  AND  ON  BEHALF  OF  SPS’S  ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

Exhibit B-2-3

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this     day of           , 2017.

QUICKEN LOANS INC.

By:
Name:
Title:

Exhibit B-2-4

STATE OF	)
) ss.:
COUNTY OF	)

On the              day of          , 2017 before me, a Notary Public in and for said State, personally appeared                     , known to me to be                                                of Quicken Loans Inc., the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exhibit B-2-5

EXHIBIT C

NOTICE OF ADDITIONAL BUYER

To:                            Quicken Loans Inc.

1050 Woodward Avenue

Detroit, Michigan 48226-1906

Attention: Julie Booth

Date:                 [         ], 20[  ]

Re:                             Amended and Restated Master Repurchase Agreement (Participation Certificates and Servicing), dated as of May 24, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Quicken Loans Inc. (the “Seller”), Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”) on behalf of Buyers, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).

Ladies and Gentlemen:

You are hereby notified that, in accordance with Sections 10.01 and 11.14 of the Repurchase Agreement, the party identified on Annex I attached hereto shall constitute a Buyer in respect of certain Participation Certificates identified from time to time in the books and records of Administrative Agent that are subject to the Repurchase Agreement. In accordance with the provisions of Section 11.14 of the Repurchase Agreement, the information set forth on Annex I attached hereto constitutes the notice information with respect to such Buyer. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Repurchase Agreement.

CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC, as
Administrative Agent

By:
Name:
Title:

Acknowledged and Consented to by:

QUICKEN LOANS INC., as Seller

Exhibit C-1

By:
Title:
Date:

ANNEX I

TO

NOTICE OF ADDITIONAL BUYER

NOTICE INFORMATION

Name:
Address:

Attention:
Telephone:
Facsimile:
Email:

Exhibit C-2

EXHIBIT D

ASSUMED/TRADE NAMES

QLC PORTFOLIO SOLUTIONS

THE MORTGAGE EXPERTS

FRESH START

ROCK FINANCIAL INSURANCE AGENCY

ROCK FINANCIAL SERVICES

ROCK FINANCIAL

AMERICA’S HOME LOAN EXPERTS

FRESH START FINANCIAL SERVICES

LENDER FOR LIFE

ROCK FINANCIAL SECURITIES

ROCK FINANCIAL MORTGAGE

ROCK FINANCIAL LOANS

ROCK FINANCIAL BROKERAGE

QUICKENLOANS.COM

QUICKEN LOANS

POWER BUYER

ROCK FINANCIAL REAL ESTATE

ROCK FINANCIAL, A DIVISION OF QUICKEN LOANS

ROCK FINANCIAL, A QUICKEN LOANS COMPANY

ROCK HOME LOANS

ROCK LOAN

ROCK FINANCIAL REALTY

ROCK MORTGAGE

ROCKETLOAN

ROCKFINANCIAL.COM

SMARTARM

WWW.QUICKENLOANS.COM

WWW.ROCKFINANCIAL.COM

MICHIGAN CALL

FRESH START LOAN CENTER

Exhibit D-1

EXHIBIT E

EXISTING INDEBTEDNESS

(As of May 24, 2017)

[***]

Exhibit E-1

[***]

Exhibit E-2

EXHIBIT F

RESERVED

Exhibit F-1

EXHIBIT G

FORM OF REQUEST FOR APPROVAL OF

ELIGIBLE SECURITIZATION OR SERVICING CONTRACT OR PARTICIPATION

AGREEMENT

Dated: [                   ]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

Eleven Madison Avenue

New York, NY 10010

Attention:  [NAME]

Fax No.: [NUMBER]

REQUEST FOR APPROVAL OF

ELIGIBLE SECURITIZATION OR SERVICING CONTRACT OR PARTICIPATION

AGREEMENT

Ladies and Gentlemen:

We refer to the Amended and Restated Master Repurchase Agreement (Participation Certificates and Servicing), dated as of May 24, 2017 (the “Agreement”), by and among Quicken Loans Inc. (the “Seller”), Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch and Alpine Securitization LTD. Each capitalized term used but not defined herein shall have the meaning specified in the Agreement. This request is being delivered by Seller pursuant to Section 2.15 of the Agreement.

Seller hereby requests that the following Securitization Transaction(s) or Servicing Contract(s) be approved as Eligible Securitization Transaction(s) or additional Servicing Contract(s), as applicable:

AGENCY SERVICING CONTRACTS:

Related Servicing
Description of Servicing Contract	Pool No.	Cut-off Date

NON-AGENCY SERVICING CONTRACTS:

Related Servicing
Description of Servicing Contract	Cut-off Date

Exhibit G-1

PARTICIPATION AGREEMENTS:

Description of Participation Agreement	Pool No.	Participation Date

Exhibit G-2

Quicken Loans Inc., as Seller

By:

ACKNOWLEDGED AND AGREED:

Credit Suisse First Boston Mortgage Capital LLC, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-3